SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Aqua America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2014
_________________________________

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. (the “Company”) will be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 at 8:30 A.M., local time, on Wednesday, May 7, 2014, for the following purposes:

1.	To consider and take action on the election of eight directors;

2.	To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2014 fiscal year;

3.	To consider and take an advisory vote to approve the Company’s executive compensation as disclosed in this Proxy Statement;

4.	To consider and take action on the approval of the amended Aqua America, Inc. 2009 Omnibus Equity Compensation Plan;

5.	To consider and take action on a shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company’s respect for and commitment to the human right to water, if properly presented at the meeting;

6.	To consider and take action on a shareholder proposal requesting that the Board of Directors create a policy in which the Board’s Chairman is an independent director who has not previously served as an executive officer of the Company, if properly presented at the meeting; and

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 10, 2014 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING
Secretary

March 27, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held On May 7, 2014. We are mailing to many of our shareholders a notice of availability on the Internet of our proxy materials, rather than mailing a full paper set of the materials. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how to obtain a paper copy if a shareholder elects to do so. All shareholders who do not receive such a notice of availability, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail. This process will reduce our costs to print and distribute our proxy materials.

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD. BY USING THE INTERNET OR TELEPHONE YOU HELP THE COMPANY REDUCE POSTAGE AND PROXY TABULATION COSTS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 7, 2014

The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Shareholders are
available at: http://ir.aquaamerica.com/

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

___________________________________

PROXY STATEMENT
___________________________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held on Wednesday, May 7, 2014 and at any adjournments or postponements thereof (“2014 Annual Meeting” or the “meeting”).

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to Alliance Advisors LLC for normal proxy solicitation is an amount not to exceed $6,500 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

     Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), the Company is now furnishing proxy materials to many of its shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a notice of availability over the Internet of the proxy materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. The Notice was first sent to shareholders of record as of March 10, 2014, and proxy materials, which include the Notice of Annual Meeting of Shareholders, this proxy statement and Annual Report to Shareholders for the year ended December 31, 2013, including financial statements and other information with respect to the Company and its subsidiaries (the “Annual Report”), are first being made available to shareholders of record as of March 10, 2014, on or about March 27, 2014. Additional copies of the Annual Report may be obtained by writing to the Company at the address and in the manner set forth under “Additional Information” on page 76.

PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to:

  consider and take action on the election of eight nominees for directors;

  consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2014 fiscal year;

  consider and take an advisory vote to approve the Company’s executive compensation as disclosed in this Proxy Statement;

  consider and take action on the approval of the amended Aqua America, Inc. 2009 Omnibus Equity Compensation Plan;

  consider and take action on a shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company’s respect for and commitment to the human right to water, if properly presented at the meeting (the “Shareholder Proposal No. 1”);

  consider and take action on a shareholder proposal requesting that the Board of Directors create a policy that the Board’s Chair should be an independent director who has not previously served as an executive officer of the Company, if properly presented at the meeting (the “Shareholder Proposal No. 2”); and, transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

WHAT WILL HAPPEN AT THE MEETING?

VOTING AT THE MEETING

Who is entitled to vote?

     Holders of shares of the Company’s Common Stock of record at the close of business on March 10, 2014 are entitled to vote at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

How many shares can vote?

     As of March 10, 2014, there were 177,012,823 shares of Common Stock outstanding and entitled to be voted at the meeting.

How do I cast my vote?

     Shares can be voted in the following four ways:

  in person at the meeting;

  by proxy at the meeting;

  electronically over the Internet, according to the instructions set out on the proxy card; and

  by telephone, according to the instructions set out on the proxy card.

What is the proxy card?

     The proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if he or she is unable to attend in person.

     The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

If a proxy is executed, can a shareholder still attend the meeting in person?

     Yes. Execution of the accompanying proxy or voting electronically or by telephone will not affect a shareholder’s right to attend the meeting and vote in person.

Can a shareholder revoke or change his or her vote?

     Yes. Any shareholder giving a proxy or voting electronically or by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

What are the voting requirements for the board to take action on the proposals discussed in the proxy statement?

     The Company’s Articles of Incorporation and Bylaws provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting on the recommendation of a vote of a majority of the entire Board of Directors.

     The Company’s Bylaws also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting without the recommendation of a vote of a majority of the entire Board of Directors.

What is a quorum?

     A quorum of shareholders is necessary to hold a valid meeting of shareholders for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

     A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under the New York Stock Exchange (“NYSE”) rules for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors, the Company’s executive compensation, approval of the amended Aqua America, Inc. 2009 Omnibus Equity Compensation Plan, or Shareholder Proposal No. 1 or Shareholder Proposal No. 2 without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the proxy card or vote electronically or telephonically regardless of whether or not you plan to attend the meeting.

PROPOSALS UNDER CONSIDERATION AT THIS MEETING

How are directors elected?

     Under the Company’s Articles of Incorporation and Bylaws, directors are elected by a plurality of the votes cast at the meeting. A plurality means that the director nominees receiving the most votes FOR election to a director position will be elected as directors.

     Votes may be cast FOR or WITHHOLD for each nominee. WITHHOLD votes and broker non-votes will be excluded entirely from the vote to elect directors and will have no effect, other than for purposes of determining the presence of a quorum. Thus, the director nominees with the most FOR votes will be elected at the meeting. Because the shareholders at the 2012 Annual Meeting approved the amendment to the Company’s Articles of Incorporation providing for a transition to the annual election of directors, all of the directors elected at the 2014 Annual Meeting will be elected for terms expiring at the 2015 Annual Meeting and until their successors are duly elected and qualified.

What if an incumbent director receives more WITHHOLD votes than FOR votes in an uncontested election?

     In 2011, the Board of Directors adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election shall promptly tender his or her resignation to the Board of Directors. The Board shall evaluate the relevant facts and circumstances in connection with such director’s resignation, giving due consideration to the best interests of the Company and its shareholders. Within 90 days after the election, the independent directors shall make a decision on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will promptly disclose publicly its decision and the reasons for its decision.

     The Board of Directors believes that this process enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board of Directors appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its shareholders. The Board of Directors’ policy on the majority election of directors is set forth in the Company’s Corporate Governance Guidelines. Copies of the Corporate Governance Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

Why are the shareholders asked to vote on the ratification of the selection of the independent registered public accounting firm?

     Under the Company’s Articles of Incorporation and Bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2014 fiscal year. Abstentions will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

What is the impact of an advisory vote?

     An advisory vote will not be binding upon the Company, the Board of Directors or the Executive Compensation Committee.

     The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, value the opinions of the Company’s shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Abstentions and broker non-votes will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

How are the shareholder proposals approved?

     Under the Company’s Articles of Incorporation and Bylaws, the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, is required to approve a shareholder proposal because such a proposal is not being brought before the meeting on the recommendation of a majority of the Board of Directors. Abstentions and broker non-votes will not be considered votes cast on such shareholder proposals and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

What is the effect of approving a shareholder proposal?

     Since the Shareholder Proposal No. 1 and No. 2 are presented in the form of a request to the Board of Directors, approval of these shareholder proposals will not have the effect of requiring the Board of Directors to prepare a comprehensive report on the human right to water or to require that the Board’s Chairman be an independent director who has not previously served as an executive officer of the Company, but will represent simply an expression of the wishes of the shareholders on those subjects. The Board of Directors would still be required, by statute, to decide whether it would be in the best interests of the Company to adopt such policies and could decide in the exercise of its business judgment not to have the Company adopt such policies as requested in the shareholder proposals.

SHAREHOLDER PROPOSALS

Who can submit a shareholder proposal?

     Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy statement and form of proxy (“Proxy Materials”), for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What is the deadline for submitting shareholder proposals for inclusion in the Company’s Proxy Materials?

     To be eligible for inclusion in the Company’s Proxy Materials relating to the 2015 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than November 25, 2014.

What is the deadline for proposing business to be considered at an Annual Meeting, but not to have the proposed business included in the Company’s Proxy Materials?

     A shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2015 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials) not earlier than January 7, 2015, nor later than February 6, 2015. The notice must meet certain other requirements set forth in the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below.

     Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Corporate Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

NOMINATING CANDIDATES FOR DIRECTOR

How does a shareholder nominate a director for election at the 2014 Annual Meeting?

     A shareholder entitled to vote for the election of directors may make a nomination for director provided that written notice (the “Nomination Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2014 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

     Section 4.14 of the Company’s Bylaws requires the Nomination Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Nomination Notice must contain or be accompanied by the following information:

1.	the name and residence of the shareholder who intends to make the nomination;

2.	a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice;

3.	such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

4.	a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

5.	the consent of each nominee to serve as a director of the Company if so elected.

What is the deadline for submitting the Nomination Notice?

     Pursuant to the above requirements, appropriate notices in respect of nominations for directors for the 2014 Annual Meeting must be received by the Secretary of the Company no later than April 23, 2014.

CONSIDERATION OF DIRECTOR CANDIDATES

Who chooses director candidates?

     The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, consideration of candidates proposed by shareholders, meetings from time to time to evaluate potential candidates and interviews of selected candidates.

How are director candidates evaluated?

     In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background and their expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. When assessing a candidate, consideration will be given to the effect such candidate will have on the diversity of the Board. Diversity of the Board is evaluated by considering a broad range of attributes, such as background, both geographic and demographic (including, without limitation, race, gender and national origin), expertise and experience. Due consideration will also be given to the position the candidate holds at the time of their nomination and their capabilities to advance the Company’s interests with its various constituencies. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

     The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

What is the deadline for submitting a shareholder recommendation for a director candidate at the 2015 Annual Meeting?

     Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders - that is, with respect to the 2015 Annual Meeting, no later than November 25, 2014. In addition, the Proxy Statement the Company delivers for the 2015 Annual Meeting will include information about the director nomination deadlines under the Company’s Bylaws.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

     The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Corporate Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

     In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested parties’ communication to the independent directors or the presiding independent director.

The Independent Directors or Lead Independent Director
Aqua America, Inc.
c/o Corporate Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

(PROPOSAL NO. 1)

ELECTION OF DIRECTORS

     The Board of Directors was previously divided into three classes with one class elected each year to hold office for a three-year term. At the 2012 Annual Meeting of Shareholders, the shareholders approved an Amendment to the Company’s Articles of Incorporation (the “Amendment”) that provides for the transition to the annual election of the members of the Board of Directors. The directors elected at the 2013 Annual Meeting were elected for a one-year term expiring at the 2014 Annual Meeting, and until their successors are duly elected and qualified. The directors previously elected at the 2011 Annual Meeting were elected for a three-year term also expiring at the 2014 Annual Meeting. Thus, all the directors who are nominated for re-election and elected, will be elected for a one-year term expiring at the 2015 Annual Meeting, and until their successors are duly elected and qualified.

     In June 2012, Ms. Mary C. Carroll reached the retirement age of 72 under the Company’s Corporate Governance Guidelines. Ms. Carroll, who was elected at the 2011 Annual Meeting for a term expiring at the 2014 Annual Meeting, submitted her resignation effective on her 72nd birthday to the Board on May 10, 2012. The Board of Directors requested, and Ms. Carroll agreed, that she remain on the Board of Directors until the 2013 Annual Meeting. Subsequently, the Board requested, and Ms. Carroll agreed, that she remain on the Board of Directors until the 2014 Annual Meeting, at which time Ms. Carroll will retire as a director of the Company after 33 years of service as director.

     In June, 2013, Mr. Mario C. Mele reached the retirement age of 72 under the Company’s Corporate Governance Guidelines. Mr. Mele, who was elected at the 2011 Annual Meeting for a term expiring at the 2014 Annual Meeting, submitted his resignation effective on his 72nd birthday to the Board on May 8, 2013. The Board of Directors requested, and Mr. Mele agreed, that he remain on the Board of Directors until the 2014 Annual Meeting, at which time Mr. Mele will retire as a director of the Company after 5 years of service as director.

     In October, 2013, Mr. Richard H. Glanton, Chairman of the Corporate Governance Committee, recommended to the Corporate Governance Committee that Mr. Michael L. Browne, President and Chief Operating Officer of Harleysville Insurance, a Nationwide Insurance Company, be elected to the Board of Directors. At its meeting on October 1, 2013, the Corporate Governance Committee unanimously approved the nomination of Mr. Browne for election to the Board of the Directors and recommended his election to the Board of Directors. On October 4, 2013, the Board of Directors considered the qualifications of Mr. Browne and unanimously approved his election to the Board of Directors.

     In accordance with the Company’s Corporate Governance Guidelines, the Chairman of the Corporate Governance Committee reported to the Corporate Governance Committee that Nicholas DeBenedictis, Michael L. Browne, Richard H. Glanton, Lon R. Greenberg, William P. Hankowsky, Wendell F. Holland, Ellen T. Ruff and Andrew J. Sordoni, III, would be willing to serve on the Board of Directors if re-elected. The Corporate Governance Committee reviewed the qualifications of the directors in relation to the criteria for candidates for nomination for election to the Board of Directors under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Mr. DeBenedictis, Mr. Browne, Mr. Glanton, Mr. Greenberg, Mr. Hankowsky, Mr. Holland, Ms. Ruff and Mr. Sordoni, for election as directors at the 2014 Annual Meeting, with each nominee abstaining from the vote with respect to his or her nomination.

     Therefore, eight directors will stand for election by a plurality of the votes cast at the 2014 Annual Meeting. At the 2014 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card or the record holder does not have discretionary voting power under the NYSE rules (see “Voting At The Meeting” on pages 2 and 3 and “Proposals Under Consideration at the Meeting” on page 3). Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

     The Board of Directors unanimously recommends that the shareholders vote FOR the election of Mr. Nicholas DeBenedictis, Mr. Michael L. Browne, Mr. Richard H. Glanton, Mr. Lon R. Greenberg, Mr. William P. Hankowsky, Mr. Wendell F. Holland, Ms. Ellen T. Ruff and Mr. Andrew J. Sordoni, III as directors.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For each of the eight nominees for election as directors at the 2014 Annual Meeting set forth below is information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, the directorships of public companies and other organizations held by each and the experience, qualifications, attributes or skills that, in the opinions of the Corporate Governance Committee and the Board of Directors make the individual qualified to serve as a director of the Company.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Nicholas DeBenedictis Ardmore, PA Director since 1992

Biography: Mr. DeBenedictis has served as Chief Executive Officer of  the Company since July 1992 and Chairman of the Board since May 1993. He also serves as Chairman and Chief Executive Officer of the Company’s principal subsidiaries, including Aqua Pennsylvania, Inc. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation and P.H. Glatfelter Company. He also serves on the Boards of Pennsylvania area non-profit, civic and business organizations. Age: 68.

Qualifications: In addition to his knowledge and experience as the Company’s Chief Executive Officer since 1992 and his prior experience as a senior executive of a major electric utility, Mr. DeBenedictis has experience as the head of Pennsylvania’s environmental regulatory agency. He serves as a director of two other public companies, including, from time to time, as a member of the corporate governance, finance and compensation committees of those companies. Mr. DeBenedictis has also held leadership positions with various, educational, civic and charitable institutions. The Board of Directors views Mr. DeBenedictis’ experience with various aspects of the utility industry and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. DeBenedictis should serve as a director of the Company.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Michael L. Browne Harleysville, PA Director since 2013

Biography: Mr. Browne is the President and Chief Operating Officer of Harleysville Insurance, a Nationwide Insurance Company, and presently serves as a member of the Executive Leadership Team of Nationwide. Mr. Browne will be retiring from his position as President and Chief Operating Officer of Harleysville Insurance on May 1, 2014. Prior to that position, Mr. Browne served, from 2004 to 2012, as President and Chief Executive Officer of the Harleysville Insurance Companies, a property and casualty insurance group with operations in 35 states. The group included both a NASDAQ listed public company and private stock and mutual insurance companies. Mr. Browne led Harleysville Insurance Companies in its merger with Nationwide Insurance, a Fortune 100 Company. Prior to joining Harleysville Insurance as Chief Executive Officer, Mr. Browne served for 18 years as an independent director on Harleysville Insurances’ Board of Directors, including serving on the Executive Committee, Audit Committee, and Compensation Committee, and also serving as the non-executive Chairman of the Board in 2003-2004. Mr Browne was a partner at Reed Smith LLP for over 20 years, and prior to that Mr. Browne served as Insurance Commissioner of the Commonwealth of Pennsylvania. Mr. Browne served as Special Assistant to the United States Secretary of Transportation, William T. Coleman, Jr., in the Ford Administration and also as a United States Deputy Under Secretary of Transportation under President Gerald Ford. Age: 67

Qualifications: Mr. Browne has over 30 years of experience in various roles within the insurance industry as a legal advisor, as a public servant, and as a senior executive in an insurance company. He also has over 20 years of experience as a partner in a major law firm. Mr. Browne has held leadership roles in various cultural, civic and governmental organizations and received his law degree from the University of Pennsylvania and his undergraduate degree from Princeton University. The Board of Directors has determined that Mr. Browne is an independent director. The Board of Directors views Mr. Browne’s independence, his experience as the CEO of a publicly traded company, his extensive experience in the insurance and legal fields, and his leadership roles within various cultural, civic and governmental organizations as important qualifications, skills and experience that support the Board of Directors’ conclusion that Mr. Browne should serve as a director of the Company.

Richard H. Glanton Philadelphia, PA Director since 1995

Biography: Mr. Glanton is Chairman of the Philadelphia Television Network, a privately-held media company and Managing Member of ElectedFace LLC, an on-line service that connects people with their elected officials. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003 to 2008. From 1983 to 2003, he was a partner at the law firms of Wolf Block LLP (1983 to 1986) and Reed Smith LLP (1986 to 2003). Mr. Glanton is a director of The GEO Group, Inc. and Mistras Group, Inc. Age: 67.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Qualifications: Mr. Glanton has more than 25 years of legal experience in law firms and 13 years of executive experience as President of The Barnes Foundation for more than eight years from 1990 to 1998 and at Exelon. Mr. Glanton has approximately 29 years of continuous experience serving on boards of publicly traded companies. He has served as a director on boards of five publicly-traded companies, four of which are traded on the NYSE and one, CGU, is traded on the United Kingdom Stock Exchange. He served as a Director of CGU of North America, a British-based Insurance Company, from 1983 to 2003 when it was sold to White Mountain Group of Exeter, New Hampshire and Berkshire Hathaway. He was a member of both its Executive and Audit Committees during his 20-year tenure on that board. From 1990 until 2003, he served as Director of PECO Energy and Exelon Corporation Boards until he resigned to assume a senior management position within the company at the request of its Chairman. He served on the Executive, Audit and Governance Committees of PECO/Exelon. He has been a director of the GEO Group since 1998, where he serves on its three member Executive Committee, and as Chairman of the Audit and Finance Committee and a Member of its Governance and Compensation Committees. He has served as Chairman of Aqua America’s Corporate Governance Committee since 2005. The Board has determined that Mr. Glanton is an independent director. The Board of Directors views Mr. Glanton’s independence, his experience in utility acquisitions, his experience as a director of other publicly-traded companies and his demonstrated leadership roles in other business activities as important qualifications, skills and experience that support the Board of Directors’ conclusion that Mr. Glanton should serve as a director of the company.

Lon R. Greenberg Wyndmoor, PA Director since 2005

Biography: Mr. Greenberg is non-executive Chairman of the Board of Directors of UGI Corporation, where he served as Chairman since August 1996 and Chief Executive Officer since August 1995, until his retirement in April, 2013. He was formerly President (July 1994 to August 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg is a member of the Board of Trustees of Temple University and the Chairman of the Board of Trustees of the Temple University Health System. Mr. Greenberg also serves as a director of Ameriprise Financial, Inc., AmerisourceBergen Corporation, UGI Utilities, Inc. and AmeriGas Propane, Inc. Age: 63.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Qualifications: Mr. Greenberg has over 20 years of experience in various executive, legal and corporate development roles with a major gas utility company and international distributor of propane. He is also Chairman of the nation’s largest retail propane marketer and he serves as a director for a NYSE-listed financial planning, products and services company. He is a member of the Board of Trustees of a major university in Philadelphia and the university’s health system. Mr. Greenberg has served as a member of the Company’s Executive Compensation Committee since 2005 and a member of the Company’s Audit Committee since 2009. Mr. Greenberg has also held leadership positions with various civic and charitable institutions. The Board of Directors has determined that Mr. Greenberg is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Greenberg’s independence, his experience with various aspects of the utility industry, his experience as an executive of a non-utility business and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience that support the Board of Directors’ conclusion that Mr. Greenberg should serve as a director of the Company.

William P. Hankowsky Philadelphia, PA Director since 2004

Biography: Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Directors of Citizens Financial Group and on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau and the Kimmel Regional Performing Arts Center. Age: 63.

Qualifications: Mr. Hankowsky has over 35 years of experience managing public, private and non-profit organizations, including eight years as Chairman and Chief Executive Officer of Liberty Property Trust, a publicly-traded Real Estate Investment Trust which owns 100 million square feet of office and industrial space in over 24 markets throughout the United States and the United Kingdom. He has experience in financing, acquisitions and real estate matters across the United States. Mr. Hankowsky has also held leadership positions with various cultural and civic institutions in the greater Philadelphia region. Mr. Hankowsky has served as Chairman of the Company’s Executive Compensation Committee since 2005. The Board of Directors has determined that Mr. Hankowsky is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Hankowsky’s independence, his experience with real estate, financing and acquisitions and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Hankowsky should serve as a director of the Company.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Wendell F. Holland Bryn Mawr, PA Director since 2011

Biography: Mr. Holland has been a partner in CFSD Group, LLC, advisors for local and regional utility financing, since July 2009. Mr. Holland was partner in the law firm of Saul Ewing, LLP from October 2008 to September 2013. Mr. Holland served as Chairman of the Pennsylvania Public Utility Commission from 2004 to 2008 and as a Commissioner from 1990 to 1993 and 2003 to 2004. Mr. Holland was Of Counsel to the law firm of Obermayer Rebman from 1999 to 2003, Vice President of American Water Works Company from 1996 to 1999 and a partner at the law firm of LeBoeuf Lamb Greene and McRae from 1993 to 1995. He has served as Treasurer of the National Association of Utility Regulatory Commissioners (NARUC) and also served on NARUC’s Executive Committee, Board of Directors, and as Chairman of its Audit and Investment Committees. He is a member of the Board of Bryn Mawr Trust Bank and was a member of the Allegheny Energy Board of Directors from 1994 to 2003. Age: 61.

Qualifications: Mr. Holland has extensive knowledge and experience in the regulation of public utilities, especially water utilities. His experience as Chairman of the Public Utility Commission in Pennsylvania for four years and a Commissioner for four years enables him to provide valuable insight into the regulatory process. His service as a member of the Board of Directors of a large, publicly-traded energy company also enables him to play a meaningful role on the Company’s Board of Directors. As outside counsel to, and an executive at other public utility companies, he has a valuable perspective on the various issues facing public utility companies. The Board of Directors has determined that Mr. Holland is an independent director. The Board of Directors views Mr. Holland’s independence, his experience with utility regulation and utility operations, his reputation in the utility industry and his leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Holland should serve as a director of the Company.

Ellen T. Ruff Charlotte, NC Director since 2006

Biography: Ms. Ruff is a partner in the law firm of McGuireWoods, LLP. She was President, Office of Nuclear Development, for Duke Energy Corporation, from December 2008 until her retirement in January 2011. Duke Energy Corporation is a leading energy company focused on electric power and gas distribution operations and other energy services in the Americas. From April 2006 through December 2008, Ms. Ruff was President of Duke Energy Carolinas, an electric utility that provides electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined the Duke Energy organization in 1978 and during her career held a number of key positions, including: Vice President and General Counsel of Corporate, Gas and Electric Operations; Senior Vice President and General Counsel for Duke Energy; Senior Vice President of Asset Management for Duke Power; Senior Vice President of Power Policy and Planning; and Group Vice President of Planning and External Affairs. Ms. Ruff is a director of Mistras Group, Inc. Age: 65.

NOMINEES FOR ELECTION AT THE 2014 ANNUAL MEETING

Qualifications: Ms. Ruff has over 30 years of experience with a major utility company in various management, operations, legal planning and public affairs positions. Ms. Ruff has lived and worked in North Carolina, an important area of the Company’s operations, for many years. Ms. Ruff has served as a member of the Company’s Executive Compensation Committee since 2006. The Board of Directors has determined that Ms. Ruff is an independent director. The Board of Directors views Ms. Ruff’s independence, her experience with various aspects of the utility industry, her knowledge of North Carolina and her demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Ms. Ruff should serve as a director of the Company.

Andrew J. Sordoni, III Forty Fort, PA Director since 2006

Biography: Mr. Sordoni is Chairman of Sordoni Construction Services, Inc., a building construction and management services company, where he has been an officer of that company since 1967. Mr. Sordoni was Chairman or President of C-TEC Corporation, a diversified telecommunications company from 1979 to 1993. Since 1974, he has headed Sordoni Foundation, Inc. and has served as a director of various business and charitable organizations. He is also a director of Harsco Corporation. Age: 70.

Qualifications: Mr. Sordoni has experience as a director and executive of various public and private companies throughout the course of his career, including experience in construction, finance, administration and acquisitions. He was Chairman and President of a regulated public utility company in Pennsylvania. He has been a director of another publicly-traded company since 1988 and has served as a member of that company’s Nominating Committee and Compensation Committee. Mr. Sordoni has lived and worked in northeast Pennsylvania, an important area of the Company’s operations, for over 50 years. Mr. Sordoni has served as a member of the Company’s Audit Committee since 2006. The Board of Directors has determined that Mr. Sordoni is an independent director, financially literate and an audit committee financial expert within the meaning of applicable SEC rules. The Board of Directors views Mr. Sordoni’s independence, his experience as an executive of a public utility company in Pennsylvania, his experience in construction, finance and acquisitions, his knowledge of northeast Pennsylvania, his experience as a director of another publicly-traded company and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience supporting the Board of Directors’ conclusion that Mr. Sordoni should serve as a director of the Company.

CORPORATE GOVERNANCE

     The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

     Our website is not part of this Proxy Statement. References to our website address in this Proxy Statement are intended to be inactive textual references only.

DIRECTOR INDEPENDENCE

     The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship such director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

  (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

  the director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

  the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues.

     For purposes of the categorical standards set forth above, (a) a person’s immediate family includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares such person’s home, and (b) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Exchange Act.

     In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board of Directors broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations:

1.	The Company made contributions to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Ms. Carroll, Mr. Glanton, Mr. Greenberg, Mr. Hankowsky, Mr. Mele and Mr. Sordoni. None of the Company’s contributions exceeded the greater of $1 million or 2% of the recipient organization’s consolidated gross revenues.

2.	The Company purchases energy at normal tariff rates from UGI Corporation or their affiliates for which Mr. Greenberg serves as Chairman. The amounts paid by the Company to these other entities are not material to these other entities.

3.	The Company provides water service at normal tariff rates to Liberty Property Trust and UGI Corporation or their affiliates for which Mr. Hankowsky serves as an executive officer, and Mr. Greenberg, serves as Chairman, respectively, and to a company for which Mr. Holland is a member of the Board of Directors. The amounts paid to the Company by these other entities are pursuant to tariff rates and are not material to these other entities.

4.	Mr. DeBenedictis serves on the Board of Directors of civic or charitable organizations with Mr. Greenberg and Mr. Hankowsky.

5.	The Company has banking arrangements with Citizens Financial Group or its affiliates, and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to these other entities are not material to these entities.

6.	The Company has had a relationship with the law firm at which Mr. Holland was a partner prior to Mr. Holland joining that firm. The legal services provided by the law firm to the Company were rendered by attorneys other than Mr. Holland. The Company paid $270,841 in fees for legal services to this firm in 2013. Mr. Holland separated from that firm in September 2013 and is no longer employed by it.

7.	Mr. DeBenedictis is a member of the advisory group for the company that employs Mr. Browne.

8.	The Company or its subsidiaries make interest payments on their outstanding debt securities, some of which are held by the parent company, or its affiliates, of the company that employs Mr. Browne. The amounts paid by the Company or its subsidiaries to these entities are not material to these entities.

     Based on a review applying the categorical standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances of the transactions, relationships and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director, other than Mr. DeBenedictis, the Company’s Chief Executive Officer, is independent.

     In 2005, the Board of Directors approved share ownership guidelines for each director to own shares of Company common stock having a value equal to five times the annual cash retainer for directors. Directors have up to five years to attain this guideline share ownership level. As of March 10, 2014, each director owned sufficient shares to comply with these guidelines except: Mr. Holland, who has until 2016 to meet the guidelines, five years following his election to the Board of Directors; Mr. Browne, who has until 2018 to meet the guidelines, five years following his election to the Board of Directors; and, Mr. Glanton, who has inadvertently and temporarily fallen below the guideline. Mr. Glanton has consistently met the guidelines during his tenure as a director and has assured us that he will meet the guidelines on or before June 30, 2014.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

     The Board of Director’s current policy is that the positions of Chairman and Chief Executive Officer be held by the same person. The Board of Directors believes that this leadership structure has served the Company well over the years by providing unified leadership and direction and, in combination with the Company’s other corporate governance policies and procedures, is in the best interests of the Company’s shareholders. The Board of Directors may separate these positions in the future should circumstances change, such as in connection with a transition in leadership.

     The Board of Directors annually elects a lead independent director to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. Unless otherwise determined by the Board, the director elected annually to serve as the Chair of the Corporate Governance Committee will also serve as the lead independent director. The duties and powers of the lead independent director include:

  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  serving as liaison between the independent directors and the Chairman of the Board;

  consulting with the Chairman of the Board, reviewing and approving meeting agendas and information provided to the Board for meetings, including the authority to add items to the agendas for any such meeting;

  reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  having the authority to call executive sessions of the independent directors and to prepare the agendas for such executive sessions;

  if requested by major shareholders, ensures that he or she is available for consultation and direct communications;

  serving as a member of the Executive Committee;

  in the event of the death or incapacity of the Chairman and Chief Executive Officer, becoming the acting Chairman of the Board until a new Chairman is selected; and

  having the authority (on behalf of the independent directors) to engage such legal, financial or other advisors as the independent directors shall deem appropriate at the expense of the Company and without consultation or the need to obtain approval of any officer of the Company.

OVERSIGHT OF RISK MANAGEMENT

     The Board oversees management’s risk management activities through a combination of processes:

  Management has developed a Company-wide Enterprise Risk Management process intended to identify, prioritize and monitor key risks that may affect the Company. At least annually, the Board reviews this Enterprise Risk Management process, and management presents to the Board a report on the status of the risks and the metrics used to monitor those risks. Each risk that is tracked as part of the Enterprise Risk Management process has a member of the Company’s management who serves as the owner and monitor for that risk. The risk-owners and monitors report on the status of their respective risks at the quarterly meeting of management’s Compliance Committee. The information discussed at the Compliance Committee meeting is then reviewed by the Disclosure Committee composed of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer and Director of Internal Audit. The results of the Disclosure Committee meetings are presented to the Audit Committee each quarter.

  The Audit Committee, in consultation with management, the independent registered public accountants and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee meets in executive session with the Director of Internal Audit and with the independent registered public accountants at the end of each Audit Committee meeting. The Company’s General Counsel reports to the Audit Committee quarterly regarding any significant litigation involving the Company and his opinion of the adequacy of the Company’s reserves for such litigation.

  The Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program. In addition, two members of the Audit Committee are also members of the Executive Compensation Committee, which allows for the sharing of information concerning the risk assessment and risk management reviewed by the Audit Committee with the Executive Compensation Committee in its consideration of the Company’s compensation policies and practices.

  The Corporate Governance Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to such plans.

  Management briefs the Board of Directors on regulated acquisitions valued in excess of $2 million and the Board approves every acquisition valued in excess of $10 million or which involves the issuance of the Company’s common stock as part of the acquisition. Management briefs the Board of Directors on unregulated acquisitions and projects valued in excess of $1 million.

  In addition to updates at each Board meeting by operating management regarding any significant operational or environmental matters, management provides the Board with an annual update on environmental matters by the Company’s Senior Manager, Environmental Affairs in connection with a presentation by the Company’s Senior Vice President of Engineering on the Company’s proposed capital spending plans.

  In administering the executive compensation program, the Executive Compensation Committee attempts to strike an appropriate balance among the elements of our compensation program to achieve the objectives described below in the Compensation Discussion and Analysis. Each of the elements of the program is discussed in greater detail herein. In reviewing the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Executive Compensation Committee does not believe that the risks the Company faces are materially increased by the Company’s compensation programs and, therefore, the Executive Compensation Committee believes that the compensation program does not create the reasonable likelihood of a material adverse effect on the Company.

     The Board believes that the present leadership structure of having the same person serve as the Chairman and Chief Executive Officer of the Company, along with the important risk oversight functions performed by the Audit Committee, the Executive Compensation Committee and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

CODE OF ETHICS

     The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the SEC pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its website.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

     The Board has a written policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which: (1) the Company is a participant; (2) any related person has a direct or indirect material interest; and, (3) the amount involved exceeds $120,000, but excludes certain types of transactions in which the related person is deemed not to have a material interest.

     Under this policy, a related person means: (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee; (b) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or (d) any entity that employs any person identified in (a), (b) or (c) or in which any person identified in (a), (b) or (c) directly or indirectly owns or otherwise has a material interest.

     The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related person transaction. In its review and approval or ratification of related person transactions (including its determination as to whether the related person has a material interest in a transaction), the Corporate Governance Committee will consider, among other factors:

  the nature of the related person’s interest in the transaction;

  the material terms of the transaction, including, without limitation, the amount and type of the transaction;

  the importance of the transaction to the related person;

  the importance of the transaction to the Company;

  whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and

  any other matters the Corporate Governance Committee deems appropriate.

     The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

     As noted under Director Independence on page 14, the Company had a pre-existing relationship with the law firm that Mr. Holland joined as a partner in 2008 prior to Mr. Holland joining the firm. Most of the legal services provided by that law firm to the Company relate to regulatory matters for the Company’s New Jersey subsidiaries and do not involve services by Mr. Holland. Because the legal services provided to the Company exceeded $120,000 in 2013, and Mr. Holland was employed by the law firm for a period in 2013, the relationship between the Company and the law firm constitutes a related person transaction. Prior to nominating Mr. Holland for appointment to the Board of Directors, the Corporate Governance Committee reviewed the relationship between the Company and the law firm pursuant to the Company’s Related Person Transaction Policy and concluded that the relationship was in the best interests of the Company since the attorneys performing most of that work had been handling regulatory matters for the Corporation’s New Jersey subsidiary for several years prior to Mr. Holland joining the firm. Mr. Holland is no longer associated with the law firm.

BOARD AND BOARD COMMITTEES

     The Board of Directors held five meetings in 2013. The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Corporate Governance Committees. The Board may also from time to time appoint an ad hoc Finance Committee to approve the terms of the Company’s financings. The Retirement and Employee Benefits Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors. Ms. Carroll and Mr. Holland served as advisors to the Retirement and Employee Benefits Committee during 2013. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2013. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2013 Annual Meeting of Shareholders.

     Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

     The current members of the standing Committees of the Board of Directors are as follows:

Executive Committee	Executive Compensation Committee	Audit Committee
Nicholas DeBenedictis*	William P. Hankowsky*	Lon R. Greenberg*
Richard H. Glanton	Lon R. Greenberg	William P. Hankowsky
William P. Hankowsky	Ellen T. Ruff	Andrew J. Sordoni, III
Lon R. Greenberg

Corporate Governance Committee
Richard H. Glanton*
Mary C. Carroll
Mario C. Mele
Michael L. Browne
____________________

*	Chairman

     Executive Committee

     The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2013. The Executive Committee currently has four members, and the Chairman of the Board of Directors serves as Chairman of the Executive Committee.

     Audit Committee

     The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE listing requirements and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee is required to meet at least four times during the year and met four times during 2013. The Audit Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence. For more information, see the Report of the Audit Committee on page 59.

     Executive Compensation Committee

     The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Executive Compensation Committee operates pursuant to a Board-approved charter which states its duties and responsibilities. The Executive Compensation Committee has the power to, among other things, administer and make awards under the Company’s equity compensation plans. The Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers. The Committee reviews and recommends to the Board of Directors the compensation for the Company’s Chief Executive Officer, which is subject to final approval by the Board of Directors. The Executive Compensation Committee met four times during 2013.

     Corporate Governance Committee

     The Corporate Governance Committee is composed of four directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE listing requirements. The Corporate Governance Committee operates pursuant to a Board-approved charter which states its duties and responsibilities, which include identifying and considering qualified nominees for directors, developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. The Corporate Governance Committee advises the Board of Directors on executive selections and succession, including ensuring that there is a succession plan for the Chief Executive Officer and such other senior executives as determined by the Corporate Governance Committee. In addition, the Chairman of the Corporate Governance Committee, as lead independent director, conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met two times during 2013.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 10, 2014 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

	Sole voting and/or
	sole investment		Shared voting and/or		Amount and Nature of	Percent of class
	power (1)		investment power		Beneficial Ownership	outstanding (2)
1) Certain beneficial owners:

The Vanguard Group (3)	11,552,375		97,727		11,650,102	6.58%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc. (4)	10,802,382				10,802,382	6.10%
40 East 52nd Street
New York, NY 10022

State Street Corporation (5)			11,083,208		11,083,208	6.26%
One Lincoln Street
Boston, MA 02111

2) Directors and named executive officers:

Mary C. Carroll	30,098		4,988	(6)	35,086
Nicholas DeBenedictis	357,983		215,940	(7)	573,923
Christopher H. Franklin	102,565				102,565
Richard H. Glanton Esq	6,698				6,698
Lon R. Greenberg	11,500		13,500	(8)	25,000
William P. Hankowsky	20,825				20,825
Wendell F. Holland	4,750				4,750
Karl M. Kyriss	108,940		25,328	(9)	134,268
Christopher P. Luning	38,104				38,104
Mario C. Mele	18,500		19,477	(10)	37,977
Ellen T. Ruff	16,000				16,000
David P. Smeltzer	109,843		58,646	(11)	168,489
Andrew J. Sordoni	70,607		15,669	(12)	86,276

3) All directors, nominees and executive officers as a group (15 persons)

All directors and executive officers
as a group (15 persons)	1,091,292	(13)	382,498	(14)	1,473,790
____________________

(1)	Includes shares held under the Company’s 401(k) Plan. Also includes the following number of shares issuable upon exercise of outstanding stock options exercisable on or before May 31, 2014: 78,124 shares issuable to Mr. Smeltzer; 94,161 shares issuable to Mr. Kyriss; 56,233 shares issuable to Mr. Franklin; and 25,768 shares issuable to Mr. Luning.

(2)	Percentage of ownership for each person or group is based on 177,012,823 shares of Common Stock outstanding as of March 10, 2014 and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date. If not indicated, percentage of ownership is less than 1%.

(3)	The information for The Vanguard Group was obtained from the Schedule 13 G/A filed by The Vanguard Group with the SEC on February 11, 2014.

(4)	The information for BlackRock, Inc. was obtained from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 28, 2014.

(5)	The information for State Street Corporation was obtained from the Schedule 13G filed by State Street Corporation with the SEC on February 5, 2014.

(6)	The shareholdings indicated are owned of record by Mrs. Carroll’s husband.

(7)	The shareholdings indicated include less than 1 share held jointly with Mr. DeBenedictis’ wife. The shareholdings indicated also include 215,939 shares owned by Mr. DeBenedictis’ wife, including 131,448 shares in a Trust for which his wife is trustee.

(8)	The shareholdings indicated are owned jointly with Mr. Greenberg’s wife.

(9)	The shareholdings indicated are owned jointly with Mr. Kyriss’ wife.

(10)	The shareholdings indicated include 4,582 shares owned by the Fidelio Foundation for which Mr. Mele is trustee, 9,895 shares owned by Dental Delivery Systems, Inc. of which Mr. Mele is President, and 5,000 shares owned by Mele Brothers Realty of which Mr. Mele is partner.

(11)	The shareholdings indicated are owned jointly with Mr. Smeltzer’s wife.

(12)	The shareholdings indicated include 2,500 shares owned of record by Mr. Sordoni’s wife and 13,169 shares owned by a trust for the benefit of Mr. Sordoni’s children and with respect to which Mr. Sordoni’s wife is trustee.

(13)	The shareholdings indicated include 377,613 shares issuable to such group upon exercise of outstanding stock options exercisable on or before May 31, 2014.

(14)	The shareholdings indicated include 382,498 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members or (iv) in trusts for adult children.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     In this Compensation Discussion and Analysis (“CD&A”), we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this CD&A. We refer to these executive officers as our “named executive officers.” As used in this CD&A, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation”, and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation.” The purpose of the CD&A is to explain: the elements of compensation; why our Executive Compensation Committee selects these elements; and how the Executive Compensation Committee determines the relative size of each element of compensation.

Executive Summary

2013 Company Overview

     In 2013, the Company delivered positive results for our customers, our shareholders and our employees. A few of the highlights for the year include:

  Revenues increased 1.4% from $757.8 million to $768.6 million;

  Net income rose 12.6% from $196.6 million to $221.3 million;

  Earnings per share increased from $1.12 to $1.25;

  The Board of Directors approved a 9% increase to the quarterly dividend;

  The Board of Directors approved a 5 for 4 share split;

  We invested $308 million in our water and wastewater systems to improve our distribution network and enhance water quality and reliability for our customers;

  We completed the acquisition of 15 water and wastewater systems;

  We maintained an A+ rating from Standard & Poor’s for our largest subsidiary, Aqua Pennsylvania; and

  Our total shareholder return for 2013 was 18.87%.

Executive Compensation Program Overview

     Our executive compensation program is intended to attract, retain and motivate a talented management team and appropriately reward them for their accomplishments in fulfilling our objectives with respect to our various stakeholders. Our program consists of a combination of short-term and long-term compensation vehicles and a substantial portion of the named executive officers’ total direct compensation comes from incentive compensation as shown in the table below. Based on input from the independent compensation consultant retained by the Executive Compensation Committee (the “Compensation Committee”), we believe that the types of compensation vehicles we use and the relative proportion of the named executive officers’ total direct compensation represented by these vehicles is consistent with current competitive compensation practices. We measure the competitiveness of our program for our executive officers against the median compensation for comparable positions at other companies in our benchmark market composed of other investor-owned utilities. Since compensation levels often vary based on company’s revenues, we adjust the Company’s revenues in the manner described below to align with the companies in the benchmark market. We then size-adjust the market data using revenue-based regression analysis to determine the market rates for our named executive officer positions. Our goal is to provide total direct compensation that is competitive with the market rates for each named executive officer. Based on the information supplied by the consultant, the total target direct compensation for each of our named executive officers was at or below the median of the benchmark market data for each of their positions at the beginning of 2014.

     Our executive compensation program is designed to balance a number of objectives, as detailed in this CD&A. The following is a summary of the material elements of the compensation practices and policies that are part of our executive compensation program:

  a substantial portion of our executives’ compensation is tied to the Company’s performance;

  a majority of the long-term equity incentives for our executives is tied to the Company’s performance;

  the Company uses multiple metrics to assess performance in its long-term equity incentives;

  the Company has an incentive compensation clawback policy for awards paid under its annual cash incentive plan and long-term equity incentive grants;

  there are stock ownership guidelines each for the named executive officers;

  the Company has ceased the practice of providing tax gross-ups in any new change-in-control agreements;

  The Company has an anti-hedging and pledging policy;

  The company’s change-in-control agreements are double trigger; and

  The regular annual equity awards since 2011 are double trigger, requiring termination of employment following a change-in-control for payment prior to the normal payment date;

     The table below shows the portion of each named executive officer’s 2013 total direct compensation that is tied to the Company’s performance (i.e., annual cash incentives and performance-based equity incentives).

					2013
		2013 Cash	2013	2013	Performance-based	Total Percentage
	2013	Incentive	Performance	Restricted	Restricted	Performance-based
Name	Salary	Paid in 2014	Units	Stock Units	Stock Units	Compensation
N. DeBenedictis	22%	30%	34%	—	14%	78%
D. Smeltzer	34%	25%	29%	12%	—	54%
C. Franklin	34%	26%	28%	11%	—	54%
K. Kyriss	37%	20%	31%	12%	—	51%
C. Luning	41%	28%	22%	9%	—	51%

     Note: The information in the table above differs from the information in the Summary Compensation Table on page 39 in that it excludes amounts from the Changes in Pension Value and Non-qualified Deferred Compensation Earnings and All Other Compensation because these amounts are not considered in establishing the named executive officers’ annual total cash compensation and total direct compensation and some of the amounts in those columns in the Summary Compensation Table can vary significantly from year to year.

     With respect to the annual equity incentive awards, 100% of the 2013 equity incentive awards for the Chief Executive Officer and at least 66% of the 2013 equity incentive awards for the other named executive officers are intended to be performance-based.

     Finally, it should be noted that the Total Compensation in the Summary Compensation Table on page 39 for Mr. DeBenedictis, the Company’s Chief Executive Officer (who reached age 65 in September 2010) includes in 2011 a one-time grant of 62,500 shares (post-split) of restricted stock made in 2011 in connection with the Company’s request that Mr. DeBenedictis further extend the term of his Employment Agreement to June 30, 2015.

Objectives of Aqua America’s Compensation Program

     Our executive compensation program is designed to motivate our executives to achieve our goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

     Toward that end, our compensation program is designed to meet the following objectives:

  provide compensation levels that are competitive with those provided by other companies with which we may compete for executive talent;

  motivate executives to achieve annual customer service-oriented and asset management objectives and to implement strategic business initiatives, and reward them for their performance in achieving these objectives and initiatives;

  create a strong link between the compensation of our executives and our financial performance and increasing shareholder value; and

  retain executives of significant abilities.

Elements of Aqua America’s Compensation Program

     Our executive compensation program is composed of the following seven elements, which we believe are important components of a well-designed, balanced and competitive compensation program:

  Base Salary

  Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 39)

  Long-term equity incentives

  Retirement Benefits

  Non-Qualified Deferred Compensation Plans

  Change-in-Control Agreements

  Stock ownership guidelines

     We utilize these elements to achieve the objectives of our compensation program as follows:

  Competitively benchmarked base salaries are designed to attract and retain executives consistent with their talent and experience; market-based salary increases are designed to recognize the executives’ performance of their duties and responsibilities; and promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities.

  Annual cash incentive awards are intended to reward executives and other employees for: improving the quality of service to our customers; controlling the cost of service to our customers by managing expenses and improving performance; achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise; disposing of under-performing systems where appropriate; and enhancing our financial viability and performance by the achievement of annual objectives.

  Equity incentives are designed to reward executives and other employees for: (1) enhancing our financial health, which also benefits our customers; (2) improving our long-term performance through both revenue increases and cost control; and, (3) achieving increases in the Company’s equity and in absolute shareholder value and shareholder value relative to peer companies, as well as helping to retain executives due to the longer term nature of these incentives;

  Retirement benefits are intended to assist executives and other employees to provide income for their retirement.

  Our non-qualified deferred compensation plan is designed to allow eligible executives to manage their financial and tax planning and defer current income until a later date, including following retirement or other separation from employment.

  Change-in-control agreements with selected executive officers are designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of the Company and to enable the executives to evaluate such a transaction impartially.

  Stock ownership guidelines are designed to focus executives on the long-term performance of the Company and align the interests of our executives with our shareholders by encouraging executives to maintain a significant ownership interest in the Company.

Benchmarking Competitive Compensation and the Role of the Compensation Committee’s Consultant

     The Compensation Committee has retained Pay Governance LLC (“Pay Governance” or the “consultant”), a nationally-recognized compensation consulting firm, as the Compensation Committee’s consultant to assist it in designing and assessing the competitiveness of our executive compensation program. Annually, the Compensation Committee has the consultant develop a market rate for base salary, total cash compensation and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the median compensation level that would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope, in an organization of similar size and type as the Company.

     In developing the market rates for the named executive officers, the Compensation Committee’s consultant used compensation data from all 57 investor-owned utilities in the utility industry database used by the consultant to determine the market rates for similarly situated executives of utility companies. The Compensation Committee believes that utilizing the data from only utility companies and adjusting the Company’s revenues as described below, to better align the Company’s data with the data in the utility industry compensation database, provides an appropriate comparison for determining the market rates for the Company’s named executive officers’ given that we are primarily a utility company. Also, due to the relatively limited number of investor-owned water utility companies of the Company’s size, the Compensation Committee believes that using the broader utility market data provides reasonable and reliable data for determining competitive compensation levels. All 57 companies in the utility industry compensation database used by the consultant are listed in Appendix A to this Proxy Statement. The Company has no involvement in the selection of the companies that are included in the database used by the consultant. Each company listed in Appendix A was used in the development of the market rates for 2013, as described in this paragraph.

     The Company, the Compensation Committee and Pay Governance are mindful that compensation levels for executives of companies are often correlated with a company’s size as defined by revenues. In other words, executives in companies with higher revenues are generally paid more than executives with comparable positions in companies with lower revenues. The Compensation Committee and Pay Governance have concluded that the Company’s revenues under-represent the complexity and scope of the Company’s business given the Company’s low cost of goods sold relative to energy-based utilities. The cost of goods sold as a percentage of revenues is significant for energy-based utilities due to their fuel, gas and other power costs. These commodity costs are subsequently recovered through the revenues of the energy-based utilities as they are ultimately passed through to the customer. The Company, like other water utilities, does not have comparable commodity costs. The purpose of the adjusted revenue analysis is to create a consistent comparison to the compensation data in the utility compensation database used by the consultant by estimating the revenue that the Company would earn if its cost of goods sold was in similar proportion to that of the energy-based utilities that constitute the majority of the companies in the database. In order to determine a factor by which to adjust the Company’s annual revenues, the Compensation Committee recommended that the consultant analyze the income statements of a sample of delivery-focused (i.e., non-power generating) utilities, chosen by the consultant with no input from the Compensation Committee or management, to develop a typical cost of goods sold factor attributable to commodity costs.

     The consultant’s analysis for 2013 determined that the commodity portion of the cost of goods sold averaged 50% of revenues for these companies and calculated what the Company’s adjusted revenues would be using this factor. Since there are certain complexities associated with procuring these commodities at the energy-based utilities, the consultant recommended, and the Compensation Committee agreed, that it would be appropriate to discount the market rates generated by the adjusted revenue methodology. Thus, it was agreed that the Company average the market data produced using the Company’s adjusted revenue scope with market data generated using the Company’s actual revenue scope in determining the market rates for the Company’s named executive officers.

     Because the companies listed in Appendix A vary widely in terms of revenues, the consultant used regression analysis to size-adjust the benchmark data for each named executive officer’s revenue responsibility using the Company’s actual and adjusted revenues, where possible, and averaging the results to determine market rates for base salary, total cash compensation and total direct compensation for each named executive officer. Tabular data were used where regression data were unavailable due to insufficient correlation between officer positions in the Company and the companies in the database and/or limited sample size to ensure the accuracy of the regression analysis. Regression analysis is an objective calculation that identifies a relationship between one variable (in this case, compensation) and another variable that is correlated to it (in this case, total company revenues). Therefore, in developing the market rates for base salary, total cash compensation, and total direct compensation, the consultant used regression analysis to determine what the companies in Appendix A would pay at the median for positions comparable to those of the Company’s named executive officers.

     The Compensation Committee considers target total direct compensation levels that are within a range of 15% of the market median rates developed by the consultant for each position to be competitive. Variances within this range can be a result of performance, experience and other factors. At the beginning of 2014, the average of the target total cash compensation for the Company’s five named executive officers was 14% below the competitive benchmark, and the average of the target total direct compensation for the Company’s five named executive officers was 14% below the competitive benchmark. Payouts of prior cash incentives and changes in the value of equity incentives granted in previous years are not taken into account in determining the amounts of current awards because annual incentives are intended to reward annual performance and the Compensation Committee makes grants of equity incentives based on their grant date value and the applicable competitive benchmarks for each named executive officer’s position.

The Role of the Compensation Committee’s Consultant in the Executive Compensation Process

     Pay Governance, the Compensation Committee’s independent compensation consultant, reviews the Company’s executive compensation program for the Compensation Committee and annually provides the data and analysis described above. The compensation consultant discusses the proposed actual compensation awards for the named executive officers and provides research and input to the Compensation Committee on changes to the compensation program.

     In 2013, Pay Governance also analyzed the Company’s officer level employees to show the market rate for base salary, total cash compensation and total direct compensation, including the allocation between cash compensation and equity incentives. Pay Governance provides no other services to the Company other than serving as the Compensation Committee’s compensation consultant. The Compensation Committee has concluded that Pay Governance is an independent consultant after considering the factors relevant to Pay Governance’s independence from management, including the factors set forth in the NYSE and SEC rules regarding compensation consultant independence.

Determination of Actual Compensation

     The Compensation Committee determines the actual amount of each element of annual compensation to award to the Company’s named executive officers with the goal of having the target total direct compensation opportunity for each named executive officer generally within a range of 15% above or below the market median rate for the named executive officer’s position over time. We emphasize pay for performance, especially for our higher-level executives. Therefore, the named executive officers tend to receive a substantial portion of their total annual compensation from annual cash incentives and equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentive opportunities and equity incentives for the named executive officers are generally in line with the percentages represented by these elements of total direct compensation for the competitive market rate benchmarks.

Base Salary

     A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers are determined by the Compensation Committee by considering both the market median rate for the position and internal equity with both the other named executive officers and other employees of the Company. The Compensation Committee’s goal is to maintain base salaries generally within a range of 15% above or below the market median rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions, and the time the executive has been in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions, individual performance, internal equity and changes in individual duties and responsibilities. For 2013, the increases to the salaries for the named executive officers reflected these assessments and totaled 5.2%. The Chief Executive Officer’s 2013 base salary increase was 3%.

Annual Cash Incentive Awards

     Annual cash incentives under the Annual Cash Incentive Compensation Plan are intended to motivate management to focus on the achievement of annual corporate and individual objectives that will, among other things, improve the level of service to our customers, control the cost of service and enhance our financial performance. The annual cash incentive portion of the compensation package is based on a target incentive award for each named executive officer, which is stated as a percentage of the named executive officer’s base salary. The Compensation Committee selects a target annual incentive percentage for each named executive officer so that the executive’s target total cash compensation, consisting of base salary and target annual cash incentive, when combined with the executive’s target equity incentives, is generally in a range of 15% above or below the total direct compensation for the market median rate for that position. The target incentive award for 2013 as a percentage of base salary for each of the named executive officers was: Nicholas DeBenedictis 75%; David P. Smeltzer 50%; Christopher H. Franklin 50%; Karl M. Kyriss 50%; and Christopher P. Luning 40%.

     Actual annual incentive awards for executive officers are calculated using the following formula:

Salary x Target Incentive Percentage x Company Factor x Individual Factor

     The “Company Factor” for the named executive officers is a percentage based on the performance of the Company against an annual financial target.

     The “Individual Factor” is a percentage based on the executive’s performance against individual objectives established separately each year for each executive.

     The Company Factor ranges from 35% of target (if 75% of the annual financial performance target is achieved), to 125% of target (if 110% or more of the annual financial target is achieved). The Company Factor will be 0% if the Company does not achieve at least 75% of the annual financial performance target. The scale for determining the Company Factor is as follows:

	Percent of Target	Company Factor
Threshold	<75%	0%
	75	35
	80	40
	85	45
	90	60
	95	80
	100	100
	105	110
Maximum	>110	125

     We believe this approach strikes a reasonable balance between pay for performance and encouraging our management team to make appropriate decisions for the longer-term interest of the Company. For the period of 2010 through 2013, the achievement of the Company Factors for the named executive officers ranged from 91% to 125%.

     The financial performance target established as the Company Factor for 2013 for the named executive officers was Aqua America’s budgeted annual net income. Net income is utilized as the performance metric because it is a key performance metric for management, is impacted by management’s efforts to control costs for the benefit of the Company’s customers and growth in net income forms the basis for enhancing shareholder value. Adjustments may be made to the actual net income results to reflect the impact of: changes in reporting / classification not impacting economic substance but inadvertently impacting the comparison to target; changes in accounting related to the adoption of new accounting standards; and other factors as designated by the Compensation Committee.

     For purposes of determining the Company Factor for 2013, the range of 75% to 110% of Aqua America’s net income was $151,830,000 to $222,684,000.

     For 2013, (1) the 2013 100% Company Factor amount was $202,440,000, (2) the 2013 actual Company Factor amount was $221,300,000 and (3) the resulting 2013 Company Factor for each named executive officer for purposes of calculating the 2013 annual cash incentive award earned for 2013, and paid in 2014, was 123%. The 2013 100% Company Factor amount represents the amount of net income required for the named executive officers to achieve a resulting Company Factor of 100%.

     The Individual Factor ranges from 0% to 150% and is determined based on the individual named executive officer’s performance against separate objectives established each year for each executive, along with discretionary points based on the individual’s performance. Each named executive officer has approximately 10 individual objectives each year. The Compensation Committee and Board of Directors approve the objectives for the Chief Executive Officer, and the Chief Executive Officer approves the objectives and point weighting for each objective for the other named executive officers. The other named executive officer’s must achieve objectives with a point rating of at least 70 points to be eligible to receive an annual cash incentive award and the maximum points that an executive can achieve based on the executive’s performance against his objectives is 110 points. Up to 40 discretionary points can be awarded for exceptional performance or for achievements on matters not covered by the executive’s original objectives, for a maximum total Individual Factor of 150%. For the Chief Executive Officer, the Individual Factor is based on the overall assessment by the Compensation Committee and the Board of Directors of his achievements with respect to his objectives with a maximum of 150 points for all the objectives combined. Thus, the maximum Individual Factor rating he can achieve is 150% based on achieving all of his objectives for the year.

     The individual annual objectives established for the named executive officers will vary depending on their primary areas of responsibility, but the majority of the objectives can be categorized into common areas of emphasis. These common areas of emphasis are customer growth and strategy, improving customer service, cost control, performance improvement, compliance and revenue improvement. The Executive Compensation Committee and the Chief Executive Officer considers the named executive officers’ annual objectives to be achievable, but challenging. The individual objectives for the named executive officers in 2013 focused on the following areas:

     Nicholas DeBenedictis

  Strategic planning

  Succession planning

  Improved customer service

  Customer and revenue growth / new ventures

  Capital planning / environmental compliance

  Managing controllable costs / improve operational efficiency

  Legislative / public policy initiatives

  Investor relations

  Board governance practices

     David P. Smeltzer

  Strategic tax initiatives

  Sarbanes-Oxley Act compliance

  Reduction of regulated earnings gap

  Operating cost control

  Efficient debt financing & Treasury operations

  Legislative and regulatory initiatives

  Key planning initiatives

     Christopher H. Franklin

  Customer and revenue growth

  Water quality

  Operational efficiencies

  Organizational change management

  Operating cost control

  Labor negotiations

  Environmental compliance

     Karl M. Kyris

  Regulated and non-regulated capital investment

  Regulated and non-regulated corporate development

  Strategic planning

  Revenue improvements

  Cost control

  Procurement improvements

  I/S systems utilization expansion

     Christopher P. Luning

  Regulated and non-regulated corporate development

  Operating cost control

  Strategic planning

  Regulatory compliance

  Healthcare and human resources management

  Retirement plan investment management

  Litigation and claims management

     For the period of 2011 through 2013, the Compensation Committee and the Chief Executive Officer determined that the Individual Factors achieved by the named executive officers based on their performance against their objectives and discretionary points have ranged from 87% to 150%. In 2013, the named executive officers substantially met or exceeded their individual objectives and as a result, the Individual Factors for the named executive officers for 2013 were: Nicholas DeBenedictis – 148%; David P. Smeltzer – 119%; Christopher H. Franklin – 123%; Karl M. Kyriss – 87%; and Christopher P. Luning – 134%.

     Actual cash incentive awards under the Annual Cash Incentive Compensation Plan for the named executive officers are determined based on the applicable Company Factor, certified by the Company’s Chief Financial Officer and Director of Internal Audit, and each named executive officer’s Individual Factor. For the Chief Executive Officer, the Board of Directors reviews and approves his Individual Factor based on the Compensation Committee’s assessment of the Chief Executive Officer’s performance against his objectives. For the other named executive officers, the Compensation Committee reviews and approves the Individual Factors based on the Chief Executive Officer’s assessment of the named executive officers’ performance against their objectives and possible discretionary points recommended by the Chief Executive Officer. Regardless of Aqua America’s financial performance, the Compensation Committee retains the authority to determine the final Company Factor, and the actual payment and amount of any annual cash incentive award is always subject to the discretion of the Compensation Committee. The Compensation Committee has not exercised this discretion to grant an annual cash incentive to a named executive officer outside of the provisions of the Plan or to deny a cash incentive award to a named executive officer that was otherwise earned under the Plan.

     Based on the above-described factors, the following table shows the target annual cash incentive and the actual annual cash incentive approved by the Compensation Committee for 2013 for the named executive officers. The target annual cash incentive is calculated assuming a 100% Company Factor and a 100% Individual Factor for each of the named executive officers, except the Chief Executive Officer, for whom the target assumes a 150% Individual Factor based on how the Compensation Committee assesses his overall performance as described above.

		2013 Total
	2013 Target	Actual Cash
	Cash Incentive	Incentive
	($)	($)
N. DeBenedictis	735,806	892,974
D. Smeltzer	175,000	256,148
C. Franklin	160,000	242,064
K. Kyriss	160,000	171,216
C. Luning	100,000	164,820

Equity Incentives

     Our use of equity incentives is intended to reward our named executive officers for: (1) enhancing the Company’s financial health, which also benefits our customers; (2) improving our long-term performance through both revenue increases and cost control; and (3) achieving increases in the Company’s equity and shareholder value, as well as helping to retain executives due to the longer term nature of these incentives. Under the terms of our 2009 Omnibus Equity Compensation Plan, as amended (the “Plan”), the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents, stock units, stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of Aqua America and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

     As part of its review of the total compensation package for our named executive officers, the Compensation Committee annually reviews our equity incentive compensation program. Starting in 2011, the Compensation Committee began using a combination of performance units and restricted stock units to better link the named executive officer’s long-term incentive compensation to performance enhancements that result in increased shareholder value and enhance our long-term financial stability, which also benefits our customers, and to help retain our executives.

     We aim to strike a balance between the incentive and retention goals of our equity grants. All of the equity grants to our Chief Executive Officer are subject to performance goals, as described below. For our other named executive officers, two-thirds of their equity grant is in the form of performance share units, with the performance metrics described below, and one-third is in the form of time-based restricted stock units.

     Annual restricted stock or restricted stock unit grants (together referred to as restricted stock) entitle the grantee to receive the number of shares granted at the end of a given period of time, or in increments over a period of years on the anniversaries of the grant date, provided the grantee remains an employee of the Company, unless separation is due to death, disability, retirement or termination following a Change in Control. For annual restricted stock grants to the named executive officers in 2011 and thereafter, dividends or dividend equivalents on the restricted stock are accumulated and paid when the shares of restricted stock vest. The 2013 annual grant of restricted stock to the Chief Executive Officer vests in equal annual installments over two years, with vesting subject to the Company’s return on equity exceeding the Company’s average return on equity for the 5-year period of 2008 through 2012 in either 2013 or 2014. The 2014 annual grant of restricted stock to the Chief Executive Officer vests 100% on June 30, 2015, with vesting subject to the Company’s 2014 return on equity exceeding 11%. The performance metrics for the 2013 and 2014 restricted share grant to the CEO represent performance goals tied to return on investment, consistent with the types of performance goals for performance-based compensation under the Plan. The restricted stock grants to the other named executive officers vest 100% after three years, with vesting subject solely to continued service with the Company.

     Adjustments will be made to actual return on equity to reflect the impact of changes in reporting/classification not impacting economic substance but inadvertently impacting the comparison to target, changes in accounting related to the adoption of new standard, and other factors as designated by the Compensation Committee.

     Performance share or performance share unit grants (together referred to as performance shares) provide the grantee with the opportunity to earn awards of shares based on performance against designated metrics. Participants are granted a target number of shares that can increase to 200% of the target or decrease to zero based on the Company’s actual performance compared to the designated metrics. For the performance share grants made by the Company in 2013, the period over which the Company’s performance will be measured will be the three-year period of 2013 through 2015. The performance metrics for the 2013 performance share grants represent performance goals tied to total return to shareholders, cost reduction goals and earnings before taxes, consistent with the types of performance goals for performance-based compensation under the Plan. Dividends on the performance shares will accrue and be paid at the end of the performance period based on the number of shares actually earned, if any.

     The performance goals for the performance shares granted in 2013 are as follows:

  For 30% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the Company’s total shareholder return (“TSR”) over the performance period compared to the TSR for the companies in the S&P Midcap Utility Index, based on the following table:
Percentile Ranking	Payout as a % of
Versus Peers	Target
90th	200%
50th	100%
30th	50%
Below 30th	0%

  For another 30% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the Company’s TSR at the end of the performance period compared to the TSR for the six other large investor-owned water companies (American Water Works Company, American States Water Company, Connecticut Water Service, Inc., California Water Service Group, Middlesex Water Company and SJW Corporation), based on the following table:
Ordinal Ranking (including Aqua)	Payout as a % of Target
Versus Peers	(6 companies)[1]
1st	200%
2nd	170%
3rd	130%
4th	100%
5th	50%
6th	0%
7th	0%
____________________

1       The grant provides for alternative rankings if the number of investor-owned water companies decreases.

  For another 20% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the average of the annual ratio of operations and maintenance expense to revenues over the period of 2013 through 2015 for the Company’s Aqua Pennsylvania operations using the following scale:
Aqua Pennsylvania O&M Ratio Metric
Aqua Pennsylvania
3-year Average	Percent of 20% of
O&M Ratio	Performance Shares
(2013-2015)	Earned
31.41%	50%
30.41%	100%
28.41%	200%

     If Aqua Pennsylvania’s ratio of operations and maintenance expense to revenues is below the 31.41% level and falls between the measuring points on the foregoing schedule, the percentage vesting will be based on linear interpolation between the applicable measuring points.

  For the remaining 20% of the performance shares granted, the number of shares to be paid out at the end of the performance period (2013 – 2015) will be determined based on the Company’s total cumulative income from continuing operations before income taxes plus the Company’s income from discontinued operations before income taxes, less the corresponding amounts from Aqua Pennsylvania over the period of 2013 through 2015 using the following scale:
Non-Pennsylvania Earnings Before Taxes
Non-Pennsylvania 3-year
Combined Earnings	Percent of 20% of
Before Taxes	Performance Shares
($000’s omitted)	Earned
$218,454	50%
$242,727	100%
$267,000	200%

  If the Company’s non-Aqua Pennsylvania earnings before taxes is above $218,454 and falls between the measuring points on the foregoing schedule, the percentage vesting will be based on linear interpolation between the applicable measuring points.

     Adjustments will be made to the Aqua Pennsylvania operations and maintenance expense ratio or the non-Aqua Pennsylvania earnings before taxes to reflect changes in accounting related to new accounting standards, changes due to regulatory requirements, unbudgeted transaction costs associated with potential or completed transactions and other factors as designated by the Compensation Committee.

     The Performance Period for the PSUs granted in 2011 ran through December 31, 2013. The performance goals for the PSUs granted in 2011 were as described below and a similar structure was used for the performance goals for the PSUs granted in 2012.

  For 25% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the Company’s TSR over the performance period compared to the TSR for the companies in the S&P Midcap Utility Index, based on the following table:
Percentile Ranking	Payout as a % of
Versus Peers	Target
90th	200%
50th	100%
30th	50%
Below 30th	0%

  For another 25% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the Company’s TSR at the end of the performance period compared to the TSR for the six other large investor-owned water companies (American Water Works Company, American States Water Company, Connecticut Water Service, Inc., California Water Service Group, Middlesex Water Company and SJW Corporation), based on the following table:
Ordinal Ranking (including Aqua)	Payout as a % of Target
Versus Peers	(6 companies)[1]
1st	200%
2nd	170%
3rd	130%
4th	100%
5th	50%
6th	0%
7th	0%
____________________

1       The grant provides for alternative rankings if the number of investor owned water companies decreases.

  For the remaining 50% of the performance shares granted, the number of shares to be paid out at the end of the performance period will be determined based on the Company’s compound annual growth rate in earnings per share over the performance period, based on the following table:
Aqua America Compound
Annual EPS Growth Rate
(2010-2013)	Payout as a % of Target
10%	200%
9%	180%
8%	160%
7%	140%
6%	120%
5%	100%
4%	87.5%
3%	75%
2%	62.5%
1%	50%
0%	0%

     In February, 2014, the Compensation Committee certified the Company’s performance against the performance goals for the 2011 PSUs, noting that the Company’s TSR was ranked third among the six other water companies, the Company’s TSR was in the 38th percentile among the companies in the S&P Midcap Utilities Index and Company achieved a 20.2% compound annual EPS growth rate for the period 2010 through 2013. As a result, the Company achieved a 150% payout on the PSUs granted in 2011.

     The Compensation Committee bases its annual equity incentive awards for the executives on the competitive levels for these awards as described herein and does not consider any increase or decrease in the value of past equity incentive awards in making this decision. In considering the number of equity incentive awards to be granted in total to all employees each year, the Compensation Committee considers the number of equity incentive awards outstanding and the number of equity incentive awards to be awarded as a percentage of Aqua America’s total shares outstanding. The number of equity incentive awards granted annually to all employees has been less than 1.0% of Aqua America’s total shares outstanding per year for the past several years.

     Equity incentive awards are generally all made on the same grant date. It is our policy to make the grant date of equity compensation grants the date that the Compensation Committee approves the grants, which is either the date of the Compensation Committee’s meeting or the date of the Board meeting following the Compensation Committee’s meeting. The dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants, are set in advance, subject to changes for scheduling conflicts, and are independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

Retirement Plans

     Our qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to: (1) provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current Internal Revenue Service regulations; and (2) provide our Chief Executive Officer with a total retirement benefit based on 25 years of service at normal retirement age. Starting in 2009, the Company began to fund the trust for the benefits under the non-qualified retirement plans using trust-owned life insurance. An executive’s retirement benefits under our qualified and non-qualified retirement plans are not taken into account in determining the executive’s current compensation.

Non-qualified Deferred Compensation Plans

     We maintain a non-qualified Executive Deferred Compensation Plan (the “Executive Deferral Plan”) that allows eligible members of management to defer all or a portion of their salary and annual cash incentives, which enables participants to save for retirement and other life events in a tax-effective manner. Deferred amounts are deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives. In addition, in order to provide executives with the full Company matching contribution available to other employees under our qualified plans, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Aqua America matching contribution under such qualified plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($16,500 for 2011 and $17,000 for 2012 and 2013), receive the portion of the Aqua America matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan. Effective January 1, 2009, the Company began to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance. A named executive officer’s deferrals, Aqua America’s contributions and earnings on deferrals and contributions under our non-qualified deferred compensation plan are not taken into account in determining the named executive officer’s current compensation.

Severance Plans

     All eligible salaried employees, including the named executive officers other than the Chief Executive Officer, are covered by our severance policy. The policy provides eligible employees, subject to the terms of the policy, with a severance benefit of two weeks of the employee’s weekly base salary per credited year of service if the employee’s employment is terminated because the employee’s position is discontinued due to business conditions or a reorganization and no comparable employment is available and offered to the employee. The policy provides eligible employees a minimum severance benefit of four weeks and a maximum benefit of 26 weeks of the employee’s base weekly salary at the time of termination and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination. An employee must sign a general release in order to receive these severance benefits.

     Our Chief Executive Officer is entitled to the benefits under his Amended Employment Agreement described on page 50 if his employment is terminated (a) by the Company without cause, (b) by the Chief Executive Officer for good reason or (c) by his death or disability as set forth in the Amended Employment Agreement, whether or not that termination occurs after a change-in-control.

Change-in-Control Agreements

     We maintain change-in-control agreements with the named executive officers. These change-in-control agreements are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of Aqua America, enable the executives to impartially evaluate such a transaction, provide a retention incentive to our named executive officers and encourage their attention and dedication to their duties and responsibilities in the event of a possible change-in-control. Under the terms of these agreements, the covered named executive officer is entitled to certain severance payments and a payment in lieu of the continuation of benefits if he experiences a termination of employment other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of “Potential Payments Upon Termination or Change-in-Control” on pages 50 through 57.)

     These change-in-control agreements are referred to as “double trigger” agreements because they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change-in-control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control, although other benefits, such as the vesting of equity incentives, may be triggered under our other plans as a result of a change-in-control; however, the normal annual restricted stock and performance share grants to the named executive officers since 2011 contain double trigger provisions. Only the agreement with our Chief Executive Officer (signed in 1992) includes a provision allowing him to receive the benefits under the agreement if he resigns within 12 months after a change-in-control as a result of his determination that circumstances have changed with respect to Aqua America and he is no longer able to effectively perform his duties and responsibilities. Because of the unique role of a chief executive officer in a corporation, we believe that such a provision is appropriate. Each of the change-in-control agreements, except the agreement with the Chief Executive Officer, limit the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”). The agreement with the Chief Executive Officer does not contain this limitation and requires Aqua America to reimburse him for certain tax impacts if the payments under his agreement exceed the Section 280G limit by at least 10%. See “The Impact of Tax Considerations on Executive Compensation Decisions” on page 36. Payment under the Chief Executive Officer’s agreement is, however, contingent on his compliance with a 12-month non-compete agreement.

     The Company has determined that there will be no tax gross-ups in any new change-in-control agreements with executives in the future and that all such agreements will be subject to the limitations under Section 280G of the Code.

     We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 50 through 52 are consistent with the multiples in the market. Named executive officers who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy, nor will our Chief Executive Officer be entitled to receive the separate severance payment under his Change in Control and Severance Agreement for a termination following a change-in-control.

The Role of Management in the Executive Compensation Process

     Our Senior Vice President and General Counsel assists the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, market rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the calculation of the Individual Factor under the Annual Cash Incentive Compensation Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Executive Officer also provides the Compensation Committee with a self-assessment of his performance against his objectives. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of determining the Company Factor for the Annual Cash Incentive Compensation Plan, our performance against the criteria established by the Compensation Committee for the vesting of restricted stock grants and the payment of performance shares. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

The Impact of Tax Considerations on Executive Compensation Decisions

     While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described above. Section 162(m) of the Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other named executive officers in any one year, subject to certain specified exceptions. We have determined that it may be appropriate for our Chief Executive Officer’s compensation to be at a level such that a portion is not deductible for federal income tax purposes.

     As noted above, under the change-in-control agreement with our Chief Executive Officer, our payments to our Chief Executive Officer will not be subject to limitations under Section 280G of the Code if the amounts payable to him under his agreement exceed the Section 280G limit by more than 10%, and, therefore, a portion of the payments may not be deductible. If the amounts payable to our Chief Executive Officer exceed the Section 280G limit by more than 10%, he shall be paid an additional amount such that the net amount he retains after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon such additional amount shall be equal to the payment otherwise due under the agreement. We included these provisions in our Chief Executive Officer’s change-in-control agreement because we did not want the potential excise tax to serve as a disincentive to our Chief Executive Officer’s pursuit of a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our Chief Executive Officer’s record of performance, this determination is appropriate.

Equity Ownership Requirements/Anti-Hedging

     In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the interests of these executive officers with the long-term performance of the Company. In 2012, these guidelines were modified to recognize the different levels of executives who may be among the named executive officers and to state the guidelines in terms of the number of shares to be held rather than a dollar value, in order to avoid fluctuations in the number of shares to be held based on variations in the Company’s stock price. In establishing the number of shares to be held, the Compensation Committee used a round number of shares, the value of which approximates the following multiples of the midpoint of the base salary grade for the executives:

	Approximate Multiple
Position	of Salary Midpoint	Number of Shares
Chief Executive Officer	5	150,000
Executive Vice President	3	40,000
Senior Vice President	2	20,000

     Shareholdings, as defined for ownership requirement purposes include shares held directly or beneficially, and shares under our Employee Stock Purchase Plan or 401(k) plans. Shareholdings do not include exercisable stock options, restricted shares still subject to restrictions or performance shares before being earned. Each named executive officers is expected to have shareholdings consistent with these guidelines within five years after becoming a named executive officer or after receiving a significant promotion. An executive who has not achieved the guideline within this five-year period is expected to retain one-half of any equity awards, after any required tax withholding, in Company stock and to use 10% of any annual cash incentive awards after tax to purchase shares of Company stock until the guideline is met. Each of the named executive officers other than the Chief Executive Officer received a significant promotion in 2012, starting a new five-year period. It is the Company’s policy not to permit hedging or short-selling of the Company’s stock by its executive officers.

Clawback of Incentive Compensation

     In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Compensation Committee reserves the right to review the cash incentive compensation received by the executives with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the cash incentive compensation that was based on the misstated financial results from the executive or executives whose fraud or willful misconduct was the cause of the restatement. In addition, starting with the performance share unit grants and restricted share unit grants in 2013, all shares issued pursuant to those grants shall be subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 23 through 37 with management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and proxy statement for the 2014 Annual Meeting of Shareholders.

Respectfully submitted,

William P. Hankowsky, Chairman
Lon R. Greenberg
Ellen T. Ruff

CURRENT COMPENSATION

     The following Summary Compensation Table shows compensation paid or earned by the Company’s named executive officers who consist of the Principal Executive Officer, Principal Financial Officer and the next three most highly compensated executive officers of the Company during the fiscal years ended December 31, 2011, 2012 and 2013.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
				Grant Date Fair	Non-Equity	Value and
				Value of Stock	Incentive	Non-qualified
				and Option	Plan	Deferred	All Other	Total
Name and		Salary	Bonus	Awards	Compensation	Compensation	Compensation	Compensation
Principal Position	Year	($)(1)	($)	($)(2)	($)(1)(3)	Earnings ($)(4)	($)(5)	($)
Nicholas DeBenedictis	2013	648,555	—	1,405,530	892,974	122,441	174,452	3,243,952
Chief Executive Officer	2012	629,231	—	969,726	892,969	884,665	181,692	3,558,283
(Principal Executive Officer)	2011	599,346	—	1,948,082	729,006	608,972	193,319	4,078,725

David P. Smeltzer	2013	347,115	—	407,400	256,148	13,752	47,619	1,072,034
Executive V.P. and Chief	2012	338,846	—	281,080	240,975	603,767	40,629	1,505,297
Financial Officer	2011	303,952	—	220,943	182,466	367,005	50,657	1,125,023
(Principal Financial Officer)

Christopher H. Franklin	2013	317,116	—	366,660	242,064	54,689	36,825	1,017,354
Executive V.P. and President	2012	307,885	—	252,972	240,250	332,989	34,840	1,168,936
and Chief Operating Officer,	2011	249,977	—	145,384	136,425	199,168	42,328	773,282
Regulated Operations

Karl M. Kyriss	2013	317,116	—	366,660	171,216	68,702	41,414	965,108
Executive V.P. and President,	2012	303,092	—	252,972	232,500	478,144	37,397	1,304,105
Aqua Capital Ventures	2011	256,669	—	148,239	113,568	296,186	46,357	861,019

Christopher P. Luning	2013	237,019	—	183,330	164,820	8,318	18,090	611,577
Senior Vice President, General	2012	200,153	—	112,432	104,934	88,964	24,937	531,420
Counsel and Secretary
____________________

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the individual.

(2)	The grant date fair value of stock based compensation is based on their fair market value on the date of grant as determined in accordance with the Financial Accounting Standards Board’s (“FASB”) accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Non-Equity Plan Incentive Compensation is shown for the year in which the compensation is earned, regardless of when paid.

(4)	The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year.

(5)	For 2013, the amount includes: (i) dividends paid on restricted stock grants pending the vesting or forfeiture of the grants of $36,500 for Mr. DeBenedictis, and $0 for Mr. Smeltzer, Mr. Franklin Mr. Kyriss and Mr. Luning; (ii) dividend equivalents paid to the named executives during the year of $103,840 to Mr. DeBenedictis, $22,100 to Mr. Smeltzer, $18,700 to Mr. Franklin, $18,700 to Mr. Kyriss and $11,900 to Mr. Luning; (iii) Company matching contributions to the Company’s 401(k) plan; (iv) dividends on vested restricted stock of $13,859 for Mr. DeBenedictis, $14,175 for Mr. Smeltzer, $9,450 for Mr. Franklin, $9,450 for Mr. Kyriss and $0 for Mr. Luning; (v) the taxable value of group term life insurance of $12,603 for Mr. DeBenedictis, $3,354 for Mr. Smeltzer, $1,064 for Mr. Franklin, $4,681 for Mr. Kyriss and $810 for Mr. Luning.

For 2012, the amount included: (i) dividends paid on restricted stock grants pending the vesting or forfeiture of the grants of $47,440 for Mr. DeBenedictis, $990 for Mr. Smeltzer, $825 for Mr. Franklin $825 for Mr. Kyriss and $2,505 for Mr. Luning; (ii) dividend equivalents paid to the named executives during the year of $105,600 to Mr. DeBenedictis, $30,400 to Mr. Smeltzer, $25,600 to Mr. Franklin, $25,600 to Mr. Kyriss and $16,000 to Mr. Luning; (iii) Company Matching contributions to the Company’s 401(k) plan; (iv) dividends on vested restricted stock for Mr. DeBenedictis of $8,946; and (v) the taxable value of group term life insurance of $12,206 for Mr. DeBenedictis, $1,739 for Mr. Smeltzer, $1,026 for Mr. Franklin, $4,514 for Mr. Kyriss and $432 for Mr. Luning.

For 2011, the amount includes: (i) dividends paid on restricted stock grants pending the vesting or forfeiture of the grants of $30,833 for Mr. DeBenedictis, $4,038 for Mr. Smeltzer, $3,150 for Mr. Franklin and $3,150 for Mr. Kyriss; (ii) dividend equivalents paid to the named executives during the year of $139,975 to Mr. DeBenedictis, $40,038 to Mr. Smeltzer, $32,175 to Mr. Franklin and $32,175 to Mr. Kyriss; (iii) Company Matching contributions to the Company’s 401(k) plan; (iv) dividends on vested restricted stock for Mr. DeBenedictis of $4,327; and (v) the taxable value of group term life insurance of $11,797 for Mr. DeBenedictis, $1,573 for Mr. Smeltzer, $828 for Mr. Franklin, and $3,722 for Mr. Kyriss.

     The 2012 base salary increases for Messrs. Smeltzer, Franklin and Kyriss included promotional increases associated with their promotion from senior vice president to executive vice president, and for Messrs. Franklin and Kyriss a substantial re-alignment of their duties and responsibilities. The 2012 base salary increase for Mr. Luning included a promotional increase associated with his promotion from vice president to senior vice president and his assumption of the position of general counsel.

     The 2011 stock award for Mr. DeBenedictis includes a special grant of 62,500 shares (post stock-split) of restricted stock made in connection with Mr. DeBenedictis’ agreement to extend his employment agreement at the request of the Board of Directors for an additional two and one-half years through June 2015.

     Dividends on shares of restricted stock are accumulated and paid to the named executive officer when the shares of restricted stock are released from restrictions. For prior restricted stock grants to the named executive officers and the restricted stock grants to the Chief Executive Officer in connection with his 2010 employment agreement and the 2011 extension thereof, dividends pending the release of the stock from restrictions are paid to the grantee. In either event, the dividends are included in the All Other Compensation column of the Summary Compensation Table set forth above for the year the dividends are paid. All amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Executive Deferral Plan are deemed invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan, therefore, there are no preferential or above-market earnings on these deferrals.

Grants of Plan Based Awards

     The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2013:

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Equity Incentive Plan Awards			of Shares	Securities	Base Price	Stock and
		Awards(1)			(5)(6)			of Stock	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(7)(#)	(#)	($/Sh)	($)(8)
N. DeBenedictis	2/27/13	120,182	735,806	919,758	17,250	51,750	69,000	—	—	—	1,405,530
D. Smeltzer	2/27/13	42,875	175,000	328,125	5,000	10,000	20,000	5,000	—	—	407,400
C. Franklin	2/27/13	39,200	160,000	300,000	4,500	9,000	18,000	4,500	—	—	366,660
K. Kyriss	2/27/13	39,200	160,000	300,000	4,500	9,000	18,000	4,500	—	—	366,660
C. Luning	2/27/13	24,500	100,000	187,500	2,250	4,500	9,000	2,250	—	—	183,330
____________________

(1)	The executive’s Non-Equity Incentive Plan Awards are calculated based on the executive’s current annual salary multiplied by the executive’s target incentive compensation percentage times an Individual Factor times a Company Factor.

(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 70% and the minimum Company Factor of 35%.

(3)	The Target Non-Equity Incentive Plan Award is based on an Individual Factor of 100% (150% for the CEO - N. DeBenedictis) and a Company Factor of 100%.

(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%.

(5)	The February 27, 2013 Equity Incentive Plan Awards in these columns are composed of restricted stock units and performance share units for the CEO, Mr. DeBenedictis, and performance share unit grants for the other named executive officers. The restricted stock unit grant for Mr. DeBenedictis vests in two annual installments on the anniversaries of the grant date, subject to performance conditions, but there are no threshold or maximum amounts related to this grant.

(6)	The performance unit grants vest on the third anniversary of the grant date.

(7)	The restricted stock unit grants for the other named executive officers in this column are not subject to performance conditions and vest on the third anniversary of the grant date.

(8)	The grant date fair value of restricted stock and option awards is based on their fair market value on the date of grant as determined under the FASB accounting standards for stock compensation. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

     Equity awards in 2013 consisted of restricted stock units and performance share units. The normal annual award of restricted stock units made to the Chief Executive Officer in 2013 vests one half each year over a period of two years, subject to the Company’s achievement of a return on equity (net income divided by year-end shareholder equity) in at least one of the 2013 and 2014 calendar years exceeding the Company’s five-year average return on equity for the five calendar year period 2008-2012; however, the restricted stock units granted to the Chief Executive Officer are not payable until the end of the restricted period, notwithstanding any earlier achievement of the performance goals with respect to the restricted stock unit awards. The restricted stock unit grants to the other named executive officers vest at the end of three years from the grant date. The performance share unit grants to the named executive officers vest at the end of three years from the grant date, but the amount of the payout can range from 0% to 200% of the target grant depending on the Company’s performance against the performance goals described on pages 32 and 33 above. The threshold level of performance share units that a grantee can earn is 50% of the target grant and the maximum level a grantee can earn is 200% of the target grant. The threshold, target and maximum payout for each of the named executive officers is shown in the Grants of Plan-Based Awards Table above. The Compensation Committee has approved a policy for certain adjustments to the calculation of the Company’s return on equity for purposes of determining whether the designated performance goals for the restricted stock grant to the CEO, and for the calculation of the performance criteria for the performance share units, as described on pages 32 through 34, have been met.

     If the Company does not achieve the required financial performance to meet the designated performance criteria, the shares of restricted stock that are subject to such performance criteria that would otherwise vest are forfeited. Therefore, the full number of shares of restricted stock for the CEO that are subject to performance criteria is included in the Target column under the Estimated Future Payouts Under Equity Incentive Plan Awards in the Grants of Plan Based Awards Table above. Restricted stock units that are not subject to performance criteria are included in the All Other Stock Awards column in the Grants of Plan-Based Awards Table above.

Outstanding Equity Awards at Fiscal Year-End:

     The following table sets forth information on outstanding stock option and stock awards held by the named executive officers at the end of 2013:

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
								Equity		Market
								Incentive		or Payout
			Equity			Number	Market	Plan Awards:		Value of
			Incentive			of	Value of	Number of		Unearned
			Plan			Shares	Shares	Unearned		Shares,
			Awards:			or Units	or Units	Shares,		Units or
	Number of	Number of	Number of			of Stock	of Stock	Units or		Other
	Securities	Securities	Securities			That	That	Other		Rights
	Underlying	Underlying	Underlying			Have	Have	Rights That		That
	Unexercised	Unexercised	Unexercised	Option		Not	Not	Have Not		Have Not
	Options	Options	Unearned	Exercise	Option	Vested	Vested	Vested		Vested
	(#)	(#)	Options	Price	Expiration	(1)(2)	(1)(2)	(1)(3)		(1)(3)
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)		($)
N. DeBenedictis						92,750 (4)	$2,187,973	169,250	(6)	$3,992,608

D. Smeltzer						11,297 (5)	$266,484	54,168	(7)	$1,277,823
	18,749			$23.5700	3/7/2016
	18,749			$18.6100	2/22/2017
	18,750			$16.1500	2/26/2018
	18,750			$15.3000	2/26/2019
	21,875			$13.7200	1/22/2020

C. Franklin						7,434 (5)	$175,368	47,742	(8)	$1,126,234
	7,663			$12.9200	03/01/2014
	9,186			$14.6700	02/28/2015
	12,499			$23.5700	03/07/2016
	10,341			$18.6100	02/22/2017
	9,007			$16.1500	02/26/2018
	15,625			$15.3000	02/26/2019
	18,750			$13.7200	01/22/2020

K. Kyriss						7,578 (5)	$178,765	47,797	(9)	$1,127,531
	16,664			$14.6700	02/28/2015
	14,999			$23.5700	03/07/2016
	12,499			$18.6100	02/22/2017
	15,624			$16.1500	02/26/2018
	15,625			$15.3000	02/26/2019
	18,750			$13.7200	01/22/2020

C. Luning						4,089 (5)	$96,460	22,758	(10)	$536,861
	1,091			$23.5700	03/07/2016
	5,927			$18.6100	02/22/2017
	6,250			$15.3000	02/26/2019
	12,500			$13.7200	01/22/2020

____________________

(1)	The performance goals for the performance shares granted in 2011 and 2012 are as follows:

	a)	25% of the performance shares are earned based on Aqua America’s percentile ranking for TSR within the S&P MidCap Utilities Index.

	b)	25% of the performance shares are earned based on attainment of Aqua America’s ordinal ranking for TSR compared to a specified peer group of seven investor-owned water companies.

	c)	50% of the performance shares are earned based on attainment of a three-year compound annual growth rate in earnings per share.

The performance goals for the performance shares granted in 2013 are as follows:

	a)	30% of the performance shares are earned based on Aqua America’s percentile ranking for TSR within the S&P MidCap Utilities Index.

	b)	30% of the performance shares are earned based on attainment of Aqua America’s ordinal ranking for TSR compared to a specified peer group of seven investor-owned water companies.

	c)	20% of the performance shares are earned based on Aqua Pennsylvania’s ratio of the consolidated operations and maintenance (“O&M”) expenses to revenue.

	d)	20% of the performance shares are earned based on the earnings before taxes for Aqua America’s operations other than Aqua Pennsylvania (“Non-PA EBT”).

The performance goals for the shares of restricted stock and restricted stock units (“RSUs”) granted to Mr. DeBenedictis are as follows:

	a)	For the 62,500 shares of restricted stock granted on December 6, 2011, the Company’s operating income in either 2012, 2013 or 2014 must exceed the Company’s operating income in the prior year, and for the second half of that grant that is scheduled to vest in January 2015, Mr. DeBenedictis’ satisfactory efforts on the Chief Executive Officer’s plan of succession;

	b)	For the 17,250 RSUs granted on February 24, 2012, there must be a year over year increase in the Company’s operating income for at least one of the 2012, 2013or 2014 calendar years;

	c)	For the 17,250 RSUs granted on February 27, 2013, the Company’s return on equity in at least one of the 2013 or 2014 calendar years must exceed the Company’s five-year average return on equity for the five calendar year period 2008 through 2012.

(2)	The performance share units and market value of such units included in these columns are calculated on 150% of the original performance share units granted in 2011,which have been earned based on the Company’s performance for the performance period of 2011 through 2013 against the performance goals for the 2011 performance share units described in Note (1) above.

(3)	For the performance share units granted in 2012 and 2013, the Company’s interim performance through 12/31/2013 against the performance goals described in Note (1) above exceeded the target levels for such goals. In compliance with the SEC’s regulations, because the performance for the portion of the performance period that has been completed through 12/31/2013 has exceeded the threshold and target levels established for the 2012 and 2013 awards, respectively, the number and value of the of performance share units disclosed in these columns are based on the maximum payout of 200% of the original performance shares granted. Actual performance results for the full performance period of each award may be substantially different from the amounts presented in the table above.

(4)	The units and shares in this column for Mr. DeBenedictis consist of: (a) 27,000 performance shares which have been earned as of 12/31/2013 that vest on February 25, 2014; (b) 31,250 shares of restricted stock granted to Mr. DeBenedictis in 2011 which have been earned based on the Company’s performance in 2012 against the performance goals for the 2011 restricted stock grant described in Note (1) above that vest on January 31, 2014; and (c) 17,250 RSUs granted to Mr. DeBenedictis in 2012 and 17,250 RSUs granted to Mr. DeBenedictis in 2013, which have been earned as of 12/31/2013 based on the Company’s performance in 2012 and 2013 against the performance goals for the 2012 and 2013 RSUs described in Note (1) above, that vest on 2/24/2014 and 2/27/2015, respectively, subject to continued service with the Company until such vesting dates

(5)	The units in this column consist of performance shares which have been earned as of 12/31/2013 that vested on 2/25/2014 of 11,297 shares for Mr. Smeltzer, 7,434 shares for Mr. Franklin, 7,578 shares for Mr. Kyriss and 4,089 shares for Mr. Luning.

(6)	The units and shares in this column for Mr. DeBenedictis consist of: 31,250 shares of restricted stock that vest (if earned) on 1/31/2015, subject to the CEO’s satisfactory efforts on the CEO’s plan for succession; and 69,000 performance shares that vest (if earned) on 2/24/2015 and 69,000 performance shares that vest (if earned) on 2/27/2015.

(7)	The units in this column for Mr. Smeltzer consist of: 14,168 RSUs, of which 4,168 vest on 2/25/2014, 5,000 vest on 2/24/2015 and 5,000 vest on 2/27/2016; and 40,000 performance share units, of which 20,000 vest (if earned) on 2/24/2015, and 20,000 vest (if earned) on 2/27/2016, subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date.

(8)	The units in this column for Mr. Franklin consist of: 11,742 RSUs, of which 2,742 vest on 2/25/2014, 4,500 vest on 2/24/2015 and 4,500 vest on 2/27/2016; and 36,000 performance share units, of which 18,000 vest (if earned) on 2/24/2015, and 18,000 vest (if earned) on 2/27/2016, subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date.

(9)	The units in this column for Mr. Kyriss consist of: 11,797 RSUs, of which 2,797 vest on 2/25/2014, 4,500 vest on 2/24/2015 and 4,500 vest on 2/27/2016; and 36,000 performance share units, of which 18,000 vest (if earned) on 2/24/2015, and 18,000 vest (if earned) on 2/27/2016, subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date.

(10)	The units in this column for Mr. Luning consist of: 5,758 RSUs, of which 1,508 vest on 2/25/2014, 2,000 vest on 2/24/2015 and 2,250 vest on 2/27/2016; and 17,000 performance share units, of which 8,000 vest (if earned) on 2/24/2015, and 9,000 vest (if earned) on 2/27/2016, subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date.

Option Exercises and Stock Vested

     The following table sets forth (1) the number of shares of Aqua America’s common stock acquired by the named executive officers in 2013 from the exercise of stock options, (2) the value realized by those officers upon the exercise of those stock options based on the difference between the market price for our Common Stock on the date of exercise and the exercise price for the options, (3) the number of shares of restricted stock or performance shares previously granted to the named executive officers that vested and were paid in 2013, and (4) the value realized by those officers upon the vesting and payment of such shares based on the closing market price for our shares of Common Stock on the vesting date. No new stock options have been awarded since the grants made in 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
N. DeBenedictis	505,451	4,410,292	60,417	1,354,133
D. Smeltzer	41,913	471,083	9,375	202,125
C. Franklin	23,103	239,106	6,250	134,750
K. Kyriss	16,664	171,808	6,250	134,750
C. Luning	8,605	39,141	3,750	80,850

RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

Pension Benefits

     The following table sets forth: (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2013; (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2013; and, (3) any payments made to the named executive officers in 2013 under those plans.

		Number	Present	Payments
		of Years of	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)	($)
N. DeBenedictis	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	22	2,236,376	—
	Supplemental Pension Benefit Plan	22	3,527,089	—
	Supplemental Executive Retirement Plan	25	785,927	—

D. Smeltzer	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	28	977,529	—
	Supplemental Pension Benefit Plan	28	1,119,553	—

C. Franklin	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	21	573,053	—
	Supplemental Pension Benefit Plan	21	414,485	—

K. Kyriss	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	19	986,780	—
	Supplemental Pension Benefit Plan	19	745,550	—

C. Luning	Retirement Income Plan for Aqua America, Inc. and Subsidiaries	11	202,425	—
	Supplemental Pension Benefit Plan	11	27,551	—

Retirement Income Plan for Aqua America, Inc. and Subsidiaries (the “Retirement Plan”)

     Aqua America, Inc. sponsors a qualified defined benefit Retirement Plan to provide retirement income to Aqua America’s employees hired prior to certain dates starting in 2003. For the portion of the Retirement Plan covering the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by Aqua America to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted stock becomes freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes maximum limitations on the annual amount of pension benefits that may be paid, and the amount of compensation that may be taken into account in calculating benefits, under a qualified, funded, defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

     Benefits earned under the final pay formula are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year of the benefit determination.

     Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity.

     Messrs. DeBenedictis, Smeltzer and Kyriss are currently eligible to retire under the plan.

     The provisions described above cover a significant portion of the company’s non-union workforce hired prior to certain dates starting in 2003, including each of the named executive officers. Certain union employees and certain other non-union employees are covered under separate definitions of plan compensation, benefit formulas and benefit options within the Retirement Plan.

Aqua America, Inc. Supplemental Retirement Plans

     Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company (the “Supplemental Pension Benefit Plan”). The Supplemental Pension Benefit Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of benefits under the Supplemental Pension Benefit Plan. The benefit under the Supplemental Pension Benefit Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     A non-qualified Supplemental Executive Retirement Plan, or SERP, was established for Mr. DeBenedictis in 1992 with the approval of the Board of Directors. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations and deferred compensation limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Supplemental Pension Benefit Plan.

     In 2010, the Supplemental Pension Benefit Plan and Mr. DeBenedictis’ SERP were amended to provide, in the event of Mr. DeBenedictis’ separation from service due to death, that the surviving spouse benefit paid under those Plans will be an amount equal to the actuarial equivalent present value of the surviving spouse benefit that would have been paid had Mr. DeBenedictis retired on the day prior to the day of his death instead of the normal benefit of a 75% joint and survivor annuity determined as if he had retired on the day prior to his death.

     Participants may retire as early as age 55 with 10 years of service under the Supplemental Pension Benefit Plan and the SERP. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned under the Supplemental Pension Benefits Plan and the SERP are payable in the form of a lump sum, unless an alternative election is made. An alternative election may be made such that benefits are paid as an annuity for life (and the life of the participant’s spouse upon death), in a series of installments or under certain circumstances transferred at separation from employment to up to five separation distribution accounts under the Company’s Executive Deferral Plan.

     Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Luning are earning benefits under the Supplemental Pension Benefit Plan, and are fully vested in those benefits. Mr. DeBenedictis is also earning benefits under the SERP and is fully vested. Messrs. DeBenedictis, Smeltzer and Kyriss are currently eligible to retire under the Supplemental Pension Benefit Plan, and Mr. DeBenedictis is currently eligible to retire under the SERP.

     In 2009, the Company began to fund the Supplemental Pension Benefit Plan and the SERP through the use of trust-owned life insurance.

Actuarial Assumptions Used to Determine Values in the Pension Benefits Table

     The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount, which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age (or current age, if later) for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	December 31, 2013	December 31, 2012
Discount rate	5.12%	4.17%
Retirement ages:
N. DeBenedictis	68.25	67.25
D. Smeltzer	62	62
C. Franklin	62	62
K. Kyriss	63	62
C. Luning	65	65
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	RP-2000 mortality table projected with Scale BB mortality improvements for 7 years beyond the measurement date	IRS Prescribed Male Mortality Table for 2012 (RP-2000 table; no collar adjustment, mortality improvements projected for 7 years beyond specified date)
Form of payment
Retirement Plan	Single life annuity	Single life annuity
Supplemental Pension Benefit Plan and SERP	Single lump sum payment transferred to the Company’s Executive Deferral Plan	Single lump sum payment transferred to the Company’s Executive Deferral Plan

NONQUALIFIED DEFERRED COMPENSATION

     The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2013 for our nonqualified Executive Deferral Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals /	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)(1)	($)	($)(2)
N. DeBenedictis	—	—	180,496	—	3,530,747
D. Smeltzer	48,195	—	25,648	—	273,425
C. Franklin	12,685	—	5,671	—	55,088
K. Kyriss	115,198	—	72,840	—	450,778
C. Luning	—	—	—	—	—
____________________

(1)	In 2013, the deferred amounts were deemed invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the deemed earnings on those mutual funds.

(2)	The aggregate balances include the following amounts previously reported in the Summary Compensation Table in prior years: $37,915 for Mr. DeBenedictis; $1,592 for Mr. Smeltzer; and $ -4,112 for Mr. Franklin. The last year such amounts were included in the Summary Compensation Table was 2009.

     Employees with total projected W-2 compensation for 2013 in excess of $145,000 are eligible to participate in the Company’s Executive Deferral Plan for 2014. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Severance and Employment Agreements

     Effective December 6, 2011, the Company and Nicholas DeBenedictis, the Company’s President and Chief Executive Officer, entered into an Amendment to Mr. DeBenedictis’ Employment Agreement (the “Amended Employment Agreement”), under which Mr. DeBenedictis agreed to extend the term of his existing Employment Agreement from January 31, 2013 to June 30, 2015. Pursuant to the Amended Employment Agreement, Mr. DeBenedictis will continue to serve as the Chief Executive Officer of the Company and will be entitled to annual increases to his base salary and a target annual incentive bonus that was at 75% of base salary for 2013. Mr. DeBenedictis will continue to be eligible to participate in the Company’s incentive compensation programs and in the Company’s benefit plans.

     Pursuant to the Amended Employment Agreement, effective December 6, 2011, the Company granted Mr. DeBenedictis a performance-based restricted stock award (the “Stock Award”) under the Omnibus Equity Compensation Plan with respect to 62,500 shares (post-split) of common stock of the Company. The shares will vest by 2015 based on Mr. DeBenedictis’ continued service and subject to the Company’s achievement of a year–over-year increase in operating income for 2012, 2013 or 2014 (which has been achieved) and, with respect to the shares that vest in 2015, a determination by the Executive Compensation Committee and the Board of Directors that Mr. DeBenedictis has made satisfactory efforts with respect to a plan for succession. In addition, any shares that vest are subject to restrictions on transfer by Mr. DeBenedictis for a period of two years following the applicable vesting date. If the Company terminates Mr. DeBenedictis’ employment without cause or Mr. DeBenedictis terminates employment for good reason, any unvested shares of the Stock Award will fully vest since the Company achieved a year-over-year increase in operating income as required by the performance goal. If Mr. DeBenedictis dies or his employment is terminated due to disability, or if a change in control of the Company occurs, any unvested shares of the Stock Award will fully vest. If Mr. DeBenedictis’ employment is terminated for cause or if he voluntarily terminates employment without good reason, any unvested shares of the Stock Award will be forfeited.

     No additional severance benefits are provided under the Amended Employment Agreement. Mr. DeBenedictis has a separate severance agreement with the Company, which provides severance benefits under certain circumstances and is not affected by the Amended Employment Agreement.

     Under the Company’s Supplemental Pension Benefit Plan for Salaried Employees and its Supplemental Executive Retirement Plan for Nicholas DeBenedictis, in the event of Mr. DeBenedictis’ death while in the employ of the Company, the surviving spouse benefit will be equal to the benefit the surviving spouse would have received if Mr. DeBenedictis had retired on the day before his death.

Change-in-Control Agreements

     The Company maintains change-in-control agreements with its named executive officer. Payments under these agreements are triggered if the named executive officer’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after a change-in-control of the Company. In addition, the agreement covering Mr. DeBenedictis permits him to trigger the payments under his agreement if he terminates his employment within 12 months after a change-in-control if he determines that circumstances have so changed with respect to the Company that he is no longer able to effectively perform his duties and responsibilities. Mr. DeBenedictis’ payment is also subject to his compliance with a twelve-month non-compete covenant contained within his change-in-control agreement.

     Payments and benefits under the change-in-control agreements consist of the payment of a multiple of 2 or 3 times the named executive officer’s “Base Compensation”, as defined in the agreements, a pro-rata share of the executive officer’s target annual cash incentive compensation based on the portion of the calendar year elapsed at the time of the executive officer’s termination, a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 or 3 years and outplacement services, which are summarized in the following table for the named executive officers.

     The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

		Payment in
		lieu of
		Health
	Multiple of	Benefit
	Base	Continuation	Outplacement
Executive	Compensation	Period	Services
N. DeBenedictis	3	3 years	1 year
D. Smeltzer	2	2 years	6 months
C. Franklin	2	2 years	6 months
K. Kyriss	2	2 years	6 months
C. Luning	2	2 years	6 months

     For purposes of the change-in-control agreements, Base Compensation is defined as current base annual salary, plus the greater of the executive’s target bonus for the year in which the executive incurs a termination of employment, or the last actual bonus paid to the executive under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by Aqua America), in all capacities with Aqua America and its subsidiaries or affiliates. The executive’s Base Compensation shall be determined prior to reduction for salary deferred by the executive under any deferred compensation plan of Aqua America and its subsidiaries or affiliates, or otherwise.

     The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreements, although pursuant to the requirements of Section 409A of the Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the executive’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

     Under our 2004 Equity Compensation Plan and 2009 Omnibus Equity Compensation Plan (the “Plans”), unvested stock options and restricted stock equity incentives become immediately vested upon a change-in-control regardless of whether or not the grantee is terminated. Under the grants made under the 2009 Omnibus Equity Compensation Plan: (i) for restricted stock units without performance goals, if a change-in-control occurs prior to the vesting date, the restricted stock units shall remain outstanding and shall vest on the vesting date; (ii) for the restricted stock units with performance goals awarded to the CEO in 2012 and 2013, if a change-in-control occurs prior to December 31, 2014, the performance goals shall be deemed to have been met as of the date of the change-in-control (if they have not previously been met) with respect to any outstanding restricted stock units; (iii) for performance shares, if a change-in-control occurs, performance will be measured at the date of the change-in-control, and the number of performance shares earned will be determined as of the date of the change-in-control as follows:

  If a change-in-control occurs more than one year after the grant date, the number of performance shares earned as of the change-in-control date will be the greater of (i) the amount earned based on actual performance or (ii) the target number of performance shares.

  If a change-in-control occurs within one year after the grant date, the number of performance shares earned as of the change-in-control date will be a pro rata portion (based on the number of whole months in the applicable performance period worked from the date of grant to the change-in-control) of the greater of (i) the amount earned based on actual performance or (ii) the target number of performance shares.

     Any performance shares that are not earned at the change-in-control date will be forfeited. The vesting of these equity incentives is applicable to all grantees under the Plans.

     For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)	any person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the common stock of Aqua America then outstanding;

(2)	during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)	there occurs a sale of 50% or more of the aggregate assets or earning power of Aqua America and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 50% of the resultant entity.

     Copies of these change-in-control agreements for Messrs. DeBenedictis, Smeltzer, Franklin and Kyriss and have been filed with the SEC as exhibits to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2008 and for Mr. Luning as an exhibit to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2012 or incorporated therein by reference.

Retirement and Other Benefits

     Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the named executive officers, are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age (or current age, if later), for the named executive officers is set forth in the Pension Benefits Table on page 46. The pension benefit values included in the tables below reflect the incremental value above the amounts shown in the Pension Benefits Table for benefits payable upon each triggering event from all pension plans in the aggregate.

     Aqua America, Inc. sponsors postretirement medical plans to subsidize retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. The postretirement medical benefits shown are those which are payable from the Company under each of the triggering events. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements, except for the assumption of immediate termination, retirement, death or disablement for purposes of the tables on pages 54 through 56. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2013 are shown with zero value in the tables.

     Upon termination for any reason, the participants in our Executive Deferral Plan, including the named executive officers, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation Table on page 49, subject to the restrictions under the Executive Deferral Plan described on page 49. The values of these account balances are not included in the tables below. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables below.

     Under the terms of our 2004 Equity Compensation Plan, upon termination of a grantee’s employment as a result of retirement, disability or death, the period during which stock options that were granted prior to 2009, which are otherwise exercisable, may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option granted prior to 2009 is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Company or any subsidiary, the unexercisable portion of the option shall terminate as of such date.

     Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, the period during which stock options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death or (ii) thirty-eight months from the date of such termination in the case of retirement or disability, provided, however, that in no event shall the period extend beyond the expiration of the option term. The Compensation Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability or other termination of employment may be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary.

     Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, and under the terms of the 2009 Omnibus Equity Compensation Plan, except as otherwise determined by the Compensation Committee, no payment of any accrued standalone dividend equivalent amount shall be made to any grantee unless the grantee is a regular full-time employee of the Company or any of its subsidiaries as of March 1 prior to the payment, unless the grantee’s termination of employment was a result of the grantee’s retirement, death or disability. The amount of accrued dividend equivalents as of December 31, 2013 is included in the tables below assuming termination due to retirement, death or disability as of December 31, 2013.

     Under the terms of the restricted stock unit grants under the 2009 Omnibus Equity Compensation Plan, grantees of restricted stock units will (i) vest in a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or (ii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the restricted stock units shall be issued to the grantee within sixty (60) days following the grantee’s retirement, death or disability, subject to applicable tax withholding and the values of these restricted stock units as of December 31, 2013 are included in the tables below. Under the terms of the performance share unit grants under the 2009 Omnibus Equity Compensation Plan, grantees of performance share units will (i) earn a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or (ii) earn immediately any unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion performance share units shall be issued to the grantee on the vesting date for such performance share units and the estimated values of these performance share units based on interim performance through December 31, 2013 are included in the tables below. For purposes of the performance share units tied to the performance goal of cumulative earnings before taxes, the Company’s actual performance is measured against a pro rata portion of the performance goal as of year-end. Actual performance results for the full performance period may be substantially different from the amounts presented in the tables below.

     The total estimated value of the payments that would be triggered by a termination following a change-incontrol, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2013 and assuming a value for our Common Stock as of December 31, 2013 for purposes of valuing the vesting of the equity incentives are set forth below.

Nicholas DeBenedictis

	Change-in
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	4,641,057	654,050	—	—	—
Prorated current year bonus	490,538	892,974	892,974	892,974	892,974
Payment of accrued dividend equivalents	167,917	—	149,103	177,120	177,120
Vesting of restricted stock	1,474,375	—	—	1,474,375	1,474,375
Vesting of restricted share units	813,855	—	418,231	813,855	813,855
Vesting of performance share units	2,552,880	—	2,386,939	3,041,872	3,041,872
Continuation of welfare benefits	89,000	—	—	—	—
Outplacement services	45,000	—	—	—	—
Excise tax Gross up	3,011,897	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	82,945	82,945	82,945	—	82,945
Total	13,369,464	1,629,969	3,930,192	6,400,196	6,483,141

David P. Smeltzer

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	1,181,950	175,000	—	—	—
Prorated current year bonus	175,000	256,148	256,148	256,148	256,148
Payment of accrued dividend equivalents	60,360	—	48,151	63,663	63,663
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	334,223	—	197,705	334,223	334,223
Vesting of performance share units	788,086	—	596,683	963,569	963,569
Continuation of welfare benefits	76,625	18,508	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	—	—	265,339	—	171,056
Present value of retiree medical benefits	195,128	195,128	195,128	—	195,128
Total	2,833,872	644,784	1,559,154	1,617,603	1,983,787

Christopher H. Franklin

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	1,120,500	160,000	—	—	—
Prorated current year bonus	160,000	242,064	242,064	242,064	242,064
Payment of accrued dividend equivalents	48,295	—	37,618	51,267	51,267
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	276,994	—	155,450	276,994	276,994
Vesting of performance share units	644,809	—	476,129	802,744	802,744
Continuation of welfare benefits	76,625	18,508	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	112,562	112,562	—	—	524,849
Present value of retiree medical benefits	—	—	—	—	—
Total	2,462,285	533,134	911,261	1,373,069	1,897,918

Karl M. Kyriss

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	1,105,000	160,000	—	—	—
Prorated current year bonus	160,000	171,216	171,216	171,216	171,216
Payment of accrued dividend equivalents	48,593	—	37,900	51,566	51,566
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	278,291	—	156,676	278,291	278,291
Vesting of performance share units	648,206	—	479,337	806,141	806,141
Continuation of welfare benefits	57,220	13,821	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	—	—	—	—	296,704
Present value of retiree medical benefits	125,600	125,600	125,600	—	125,600
Total	2,445,410	470,637	970,729	1,307,214	1,729,518

Christopher P. Luning

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	709,869	105,769
Prorated current year bonus	100,000	164,820	164,820	164,820	164,820
Payment of accrued dividend equivalents	25,101	—	20,186	26,588	26,588
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	135,831	—	77,173	135,831	135,831
Vesting of performance share units	308,475	—	232,477	387,442	387,442
Continuation of welfare benefits	57,220	12,670	—	—	—
Outplacement services	22,500	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	87,708	87,708	—	10,610	489,811
Present value of retiree medical benefits	—	—	—	—	—
Total	1,446,704	370,967	494,656	725,291	1,204,492

     The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits table on page 46. The total values calculated, prior to the offset for the amount shown in the Pension Benefits table, are calculated as set forth below:

Termination

     Once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Supplemental Pension Benefit Plan and the SERP. Benefits vest upon attaining five years of service. Pension benefits for Messrs. DeBenedictis, Smeltzer, Franklin, Kyriss and Luning are vested and payable from the Retirement Plan as well as the Supplemental Pension Benefit Plan. Additionally, Mr. DeBenedictis is eligible and vested in his benefit payable from the SERP.

     The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. DeBenedictis and Kyriss are payable as an immediate life annuity from the Retirement Plan and an immediate lump sum payment (transferred to the Company’s Executive Deferral Plan) from the non-qualified plans; and the benefits for Messrs. Smeltzer, Franklin and Luning are payable as a life annuity beginning at age 55 from the Retirement Plan and an immediate lump sum payment at age 55 from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

     In the case of retirement, the present value of benefits is determined in the same manner as termination. Mr. Smeltzer and Mr. Kyriss are eligible for early retirement from the qualified Retirement Plan and Supplemental Pension Benefit Plan. Mr. DeBenedictis is eligible for retirement from the qualified Retirement Plan, the Supplemental Pension Benefit Plan and the SERP. Messrs. Franklin and Luning are not currently eligible to retire.

Death

     Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2013 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. Vested benefits under the Supplemental Pension Benefit Plan and the SERP are payable to the participant’s surviving spouse as a lump sum (or in certain cases transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75% (100% for Mr. DeBenedictis) of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2013 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

     In 2010, the Supplemental Pension Benefit Plan and Mr. DeBenedictis’ SERP were amended to provide, in the event of Mr. DeBenedictis’ separation from service due to death, that the surviving spouse benefit under those Plans will be an amount equal to the actuarial equivalent value of the surviving spouse benefit that would have been paid had Mr. DeBenedictis retired on the day prior to the day of his death, instead of the normal benefit of a 75% joint and survivor annuity determined as if he had retired on the day prior to his death.

Disability

     If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

     Messrs. DeBenedictis, Smeltzer, Franklin, Kyriss and Luning have each completed ten years of service. Therefore, for purposes of this present value calculation, these participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence.

Change-in-Control

     Upon a Change-in-Control, the benefits payable to each of the named executives will be the same as those described in the Termination section above.

DIRECTOR COMPENSATION

     The following table sets forth the compensation paid to the Aqua America Board of Directors in 2013:

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)
Michael L. Browne (3)	—	—	—	—	—	—	—
Mary C. Carroll	53,500	50,176	—	—	—	—	103,676
Nicholas DeBenedictis (4)	—	—	—	—	—	—	—
Richard H. Glanton	53,500	50,176	—	—	—	—	103,676
Lon R. Greenberg	71,000	50,176	—	—	—	—	121,176
William P. Hankowsky	68,875	50,176	—	—	—	—	119,051
Wendell F. Holland	52,000	50,176	—	—	—	—	102,176
Mario Mele	52,000	50,176	—	—	—	—	102,176
Ellen T. Ruff	53,500	50,176	—	—	—	—	103,676
Andrew J. Sordoni III	53,500	50,176	—	—	—	—	103,676
____________________

(1)	Includes: (a) an annual cash retainer of $40,000 per year; (b) Board meeting fees of $1,500 per meeting; (c) Committee meeting fees of $1,500 per meeting; and (d) annual Committee Chair retainers of $10,000 for the Chair of the Audit Committee and Chair of the Corporate Governance Committee and $7,500 for the Chair of the Executive Compensation Committee. The amount for Ms. Carroll and Mr. Holland includes $3,000 for attendance at two meetings of the Retirement and Employee Benefits Committee as the Board’s representative to this management Committee.

(2)	Directors received an annual stock grant of $50,000 of Company stock, rounded to the nearest 100 shares on the first of the month following the Annual Meeting of Shareholders. The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under FASB’s accounting standard for stock compensation. The assumptions used in calculating the fair market value under FASB’s accounting standard for stock compensation are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Mr. Browne was elected for the December 2013 meeting with compensation to be paid in 2014.

(4)	As an officer of the Company, Mr. DeBenedictis does not receive any fees for his service on the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and the integrity of the Company’s financial reporting processes and controls. The Committee also discussed the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

     The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

     The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

Lon R. Greenberg, Chairman
William P. Hankowsky
Andrew J. Sordoni, III

     The foregoing reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

(PROPOSAL NO. 2)

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE
2014 FISCAL YEAR

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the 2014 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the shareholders ratify the appointment.

     Although shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2014 or for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2014 Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     PwC has informed us that they are not aware of any independence-related relationships between their firm and the Company other than the professional services discussed in “Services and Fees” below.

     Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings, or by unanimous consent of all the Audit Committee members between meetings. All fees and services were approved by the Audit Committee for the 2013 fiscal year.

Services and Fees

     The following table presents the fees paid to PwC for professional services rendered with respect to the 2013 fiscal year and 2012 fiscal year:

	Fiscal Year
	2013	2012
Audit Fees (1)	$1,316,185	$1,321,180
Audit-Related Fees	0	0
Tax Fees (2)	30,136	55,142
All Other Fees (3)	3,390	3,390
Total	$1,349,711	$1,379,712
____________________

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(3)	Represents software licensing fees for accounting research tools and disclosure checklists.

     The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

(PROPOSAL NO. 3)

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

     Even though a plurality of the shares voted at the 2011 Annual Meeting were voted in favor of having the Company present its executive compensation program to an advisory vote by the Company’s shareholders every three years, the Company has chosen to present its shareholders with an advisory (non-binding) vote on executive compensation as described in this Proxy Statement for our named executive officers (sometimes referred to as “Say on Pay”) each year. Accordingly, the following resolution is being presented by the Board of Directors at the 2014 Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

     This vote is non-binding. The Board of Directors and the Executive Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

     As described in detail under our Compensation Discussion and Analysis on pages 23 through 37 of this Proxy Statement, our executive compensation program is designed to motivate our executives to achieve our primary goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives, and share ownership guidelines reward sustained performance that is aligned with the interests of our customers, employees and long-term shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

     The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the executive compensation for our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

(PROPOSAL NO. 4)

APPROVAL OF THE AMENDED 2009 OMNIBUS EQUITY COMPENSATION PLAN

     In 2009, our Board adopted, and our shareholders approved, our 2009 Omnibus Equity Compensation Plan, and the Board has subsequently amended the Plan from time to time (as amended, the “Plan”). The purpose of the Plan is to provide participants with the opportunity to receive grants that will encourage them to contribute to our success, align the economic interests of participants with those of our shareholders, and provide a means through which we can attract and retain officers, other key employees, non-employee directors and consultants and advisors of significant talent and abilities for the benefit of our shareholders and customers. Under the terms of the Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents, stock units, stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of Aqua America and our subsidiaries who are in a position to contribute materially to the successful operation of our business.

     In order to continue to allow awards under the Plan to qualify as tax-deductible performance-based compensation under section 162(m) of the Internal Revenue Code (the “Code”), as described in more detail under “Section 162(m) of the Code” below, we are asking shareholders to re-approve the Plan, including approval of the material terms of the performance goals applicable to awards qualifying as performance-based compensation under Section 162(m) of the Code and approval of amendments to the limits on the number of shares that may be subject to awards granted to any individual during a calendar year under the Plan.

     The Plan reflects the number of shares approved by the shareholders in 2009, as adjusted for subsequent stock splits. No changes have been made to the number of shares authorized for issuance under the Plan. It is important to note that approval of this Proposal No. 4 will not increase the number of shares available for issuance under the Plan or otherwise increase the potential dilution to shareholders as a result of the Plan.

     The Board recommends that the shareholders approve the amended Plan as submitted to shareholders, because the Board believes that the Compensation Committee’s ability to grant awards that may qualify as performance-based compensation under Section 162(m) of the Code provides appropriate flexibility for the Compensation Committee and can help enhance shareholder value.

     The Board of Directors unanimously recommends a vote FOR adoption of this Proposal.

Section 162(m) of the Code

     The Board believes that it is in the best interests of the Company and shareholders for the Plan to provide for grants of qualified performance-based equity compensation awards that are intended to be deductible by the company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards granted under it may satisfy the requirements for qualified performance-based compensation within the meaning of section 162(m) of the Code. Note, however, that there can be no guarantee that amounts payable under the Plan will in fact be treated as qualified performance-based compensation under section 162(m).

     In general, under section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer), the compensation must qualify as performance-based compensation. One of the requirements of qualified performance-based compensation for awards such as stock units, stock awards, dividend equivalents, and other stock-based awards (other than stock options and stock appreciation rights) under section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the shareholders at least once every five years. For purposes of section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and, as noted above, shareholders are being asked under this proposal to approve these aspects of the Plan for purposes of the approval requirements of section 162(m).

     If our shareholders do not approve the amended Plan, the Plan will continue to remain in effect and awards may continue to be made in accordance with its terms, although awards (other than stock options and stock appreciation rights) would no longer be able to be granted as tax-deductible qualified performance-based compensation under section 162(m).

Plan Summary

     The following summary of the material terms of the amended Plan is qualified in its entirety by reference to the full text of the amended Plan, which is set forth in Appendix B to this Proxy Statement.

General

     The Plan provides that grants may be made in any of the following forms:

  Incentive stock options

  Nonqualified stock options

  Stock awards

  Stock units

  Stock appreciation rights (“SARs”)

  Dividend equivalents

  Other stock-based awards

     Subject to adjustment as described below, the maximum aggregate number of shares of our Common Stock that may be issued or transferred under the Plan (including pursuant to awards granted prior to amendment) is 6,250,000 shares, which reflects the original 5,000,000 shares authorized with the adoption of the Plan at our 2009 annual meeting of shareholders, adjusted for the 25% stock split effective as of September 1, 2013 (the “2013 Stock Split”). Subject to adjustment as described below, the maximum number of shares that may be issued pursuant to stock awards, stock units and other stock-based awards is 3,125,000, as adjusted for the 2013 Stock Split.

     Under the Plan, the maximum number of shares of Aqua America Common Stock that may be subject to grants made to any individual during any calendar year, as adjusted for the 2013 Stock Split, is 250,000 shares, subject to adjustment as described below. The amended Plan submitted to the shareholders under this proposal changes the individual limits and provides for separate individual limits applicable to (i) stock options and SARs and (ii) stock awards, stock units and other stock-based awards. Under the amended Plan, (i) the aggregate maximum number of shares of our Common Stock that may be subject to stock options and SARs granted to any individual during any calendar year is 500,000, as adjusted for the 2013 Stock Split and subject to adjustment as described below, and (ii) the aggregate maximum number of shares of our Common Stock that may be subject to stock awards, stock units and other stock-based awards granted to any individual during any calendar year is 500,000, as adjusted for the 2013 Stock Split and subject to adjustment as described below. If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a participant may not accrue more than $600,000 of such dividend equivalents during any calendar year.

     If and to the extent that options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. If we repurchase our shares on the open market with the proceeds from the exercise price of options, the repurchased shares are not available for issuance under the Plan.

Administration of the Plan

     The Plan is administered and interpreted by the Executive Compensation Committee of the Board (the “Compensation Committee”). However, the Board of Directors approves and administers all grants made to non-employee directors. References to the “Compensation Committee” include the Board, as applicable to grants to non-employee directors. The Compensation Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

     The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Compensation Committee presently consists of William P. Hankowsky, Lon R. Greenberg, and Ellen T. Ruff, each of whom is an independent non-employee director of ours.

Eligibility for Participation

     All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. Except with respect to non-employee directors, the Compensation Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Aqua America Common Stock that are subject to each grant.

Types of Awards

     Stock Options. The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

     The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan must be equal to or greater than the last reported sale price of the underlying shares of Aqua America Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of Aqua America Common Stock on the date of grant.

     The Compensation Committee will determine the term of each option which will not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Aqua America Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

     The Compensation Committee will determine the terms and conditions of options, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any options. The Compensation Committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. However, if a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options (whether vested or unvested) will terminate immediately.

     All options that remain outstanding following the date a grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the thirty-eight month period following such termination of employment or service, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us, except as otherwise determined by the Compensation Committee.

     A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering shares of Aqua America Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Aqua America Common Stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve.

     Stock Awards. The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time, on a particular date or according to such other criteria as the Compensation Committee determines.

     The Compensation Committee will determine the number of shares of Aqua America Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Compensation Committee determines otherwise, a grantee will have the right to vote shares of Aqua America Common Stock and to receive dividends paid on such shares during the restriction period. However, any dividends with respect to performance-based stock awards will be withheld and become payable only if and to the extent that the restrictions on the underlying stock awards lapse, as determined by the Compensation Committee.

     All restrictions imposed on stock awards will lapse upon expiration of the applicable restriction period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. The Compensation Committee may determine, as to any or all stock awards, that the restrictions will lapse without regard to any restriction period.

     Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Aqua America Common Stock must be immediately returned to us. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement, as it deems appropriate.

     All stock awards with respect to which the applicable restrictions have not lapsed following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the restriction period, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us, except as otherwise determined by the Compensation Committee.

     Stock Units. The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Aqua America Common Stock or an amount based on the value of a share of Aqua America Common Stock at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

     Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     All stock units with respect to which the applicable restrictions have not lapsed or which have not yet been paid following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the period of time during which the stock units remain subject to restrictions, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us, except as otherwise provided by the Compensation Committee.

     SARs. The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of Aqua America Common Stock on the date of exercise over the base amount for the SAR. Payment will be made in cash, shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock, as determined by the Compensation Committee.

     The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of Aqua America Common Stock on the date of grant of the SAR. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any SARs.

     SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Compensation Committee.

     All unexercised SARs following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the thirty-eight month period following such termination of employment or service, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us, except as otherwise provided by the Compensation Committee.

     Dividend Equivalents. The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the Plan either alone or in conjunction with all or any part of any stock units or other stock-based awards granted under the Plan. A dividend equivalent is equal to the dividend payable on a share of Aqua America Common Stock. We will credit to an account maintained for the grantee on our books and records on each record date an amount that is generally equal to the dividend equivalents subject to the grant during the accumulation period designated by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to any dividend equivalents. However, any dividend equivalents granted in connection with performance-based stock units or other stock-based awards will be withheld and will be paid only if and to the extent that the restrictions on the related stock units or other stock-based awards lapse, as determined by the Compensation Committee.

     The amount of a dividend equivalent (the “dividend equivalent amount”) is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, payable by us during the applicable accumulation period and (iii) the length of the applicable accumulation period designated by the Compensation Committee at the time of grant.

     Unless otherwise determined by the Compensation Committee, any stand-alone dividend equivalent amounts accrued in a grantee’s account between the date of the grant to March 1 of the following year will be distributed to the grantee no later than March 15 of the year following the date of grant, and any dividend equivalent amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year will be distributed to the grantee no later than March 15 of such following year, subject to the grantee’s continued employment. However, dividend equivalents granted in connection with performance-based stock units or other stock-based awards will instead be distributed at the time the underlying awards are distributed, to the extent that the underlying awards become payable.

     All unpaid dividend equivalent amounts following the date a grantee ceases to be employed by, or provide service to, us by reason of early retirement or normal retirement will be forfeited if, during the applicable accumulation period, the grantee violates the written terms of any non-competition, non-solicitation or confidentiality agreement between the grantee and us, except as otherwise provided by the Compensation Committee.

     Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of Aqua America Common Stock, and will be payable in cash, in shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation

     The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Compensation Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

     The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: total return to shareholders; dividends; earnings per share; customer growth; cost reduction goals; the achievement of specified operational goals, including water quality and the reliability of water supply; measures of customer satisfaction; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; revenue targets; return on assets, capital or investment; cash flow; budget comparisons; implementation or completion of projects or processes strategic or critical to our business operations; and any combination of, or a specified increase in, any of the foregoing. The performance goals may relate to the grantee’s business unit or the performance of our company and our parents and subsidiaries as a whole, or any combination of the foregoing.

     The Compensation Committee does not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Compensation Committee will certify and announce the results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

Adjustment Provisions

     If there is any change in the number or kind of shares of Aqua America Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of Aqua America Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Aqua America Common Stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of Aqua America Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of the Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated, and the number of shares covered by outstanding grants may be rounded up or down, as determined by the Compensation Committee, subject to compliance with sections 162(m), 424 and 409A of the Code and the applicable share limits under the Plan. In the event of a change in control, the Plan provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable.

Change in Control of the Company

     The Plan does not require automatic vesting of outstanding grants upon the occurrence of a change in control. Instead, in the event of a change in control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) accelerate the vesting of outstanding options and SARs upon a specified termination of employment or service or upon the change in control; (ii) provide for the lapse of the restrictions and conditions on outstanding stock awards upon a specified termination of employment or service or upon the change in control; (iii) accelerate the vesting of stock units, other stock-based awards and unpaid dividend equivalent amounts and provide that they will be paid at their target values, or in such greater amounts as the Compensation Committee may determine, upon a specified termination of employment or service or upon the change in control; (iv) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Aqua America Common Stock as determined by the Compensation Committee, in an amount, if any, equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (v) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate, or (vi) determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change in control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). If the per share fair market value of our stock does not exceed the per share exercise price of an option or base amount of an SAR at the time of surrender or termination, the option or SAR may be surrendered or terminated for no consideration.

     A change in control will be deemed to have taken place if any one of the following events occurs:

  A person or group, other than us, one of our affiliates or one of our employee benefit plans acquires 20% or more of the Common Stock then outstanding.

  During any 24-month period, there is a change in the majority of the Board of Directors other than by approval of the Board immediately prior to such change.

  There is a sale of 50% or more of the aggregate assets or earning power of our company and our subsidiaries, or our liquidation is approved by a majority of our shareholders or we are merged into or are merged with an unrelated entity such that, following the merger, our shareholders no longer own more than 50% of the resultant entity.

Transferability of Grants

     Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States

     If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options

     Except in connection with certain corporate transactions involving our company (including any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Common Stock or other securities, or similar transaction), we may not, without obtaining shareholder approval: (i) amend the terms of outstanding options or SARs to reduce their exercise price or base price, as applicable; (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original grant; or (iii) cancel outstanding options or SARs with an exercise price or base price, as applicable, above the then current price of our Common Stock in exchange for cash or other securities. In addition, neither the Board nor the Compensation Committee may amend the Plan to permit the actions in (i), (ii) or (iii), without prior shareholder approval.

Company Policies

     All grants made under the Plan will be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

Amendment and Termination of the Plan

     The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on May 7, 2019, unless the Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with shareholder consent.

Shareholder Approval for Qualified Performance-Based Compensation

     If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Federal Income Tax Consequences

     The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

     From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Aqua America Common Stock or payment of cash under the Plan. Future appreciation on shares of Aqua America Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Aqua America Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

     Exceptions to these general rules arise under the following circumstances:

  If shares of Aqua America Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee made a special election to accelerate taxation under section 83(b) of the Code at the time of grant of the shares.

  If a grantee holds shares of restricted stock that vest upon retirement and attains the designated retirement age, the grantee will be taxed on the value of the shares of Aqua America Common Stock upon attaining the designated retirement age, even if the grantee remains employed by, or continues to provide service to, us, unless the restricted stock is subject to any performance goals established by the Compensation Committee or the grantee made a special election to accelerate taxation under section 83(b) of the Code at the time of grant.

  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Aqua America Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

     Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. The rules and regulations promulgated under section 162(m)

are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify under section 162(m). As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

Tax Withholding

     We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. In addition, the Compensation Committee may (i) determine that our withholding obligations with respect to grants paid in shares of Aqua America Common Stock will be satisfied by having shares withheld at the time the grants become taxable or (ii) permit a grantee to elect to have such share withholding applied to a particular grant. The number of shares withheld for purposes of satisfying our withholding obligation will not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Summary of Grants Under the Plan

     Grants under the Plan are discretionary, so it is currently not possible to predict the number of shares of Aqua America Common Stock that will be granted or who will receive grants under the Plan after the 2014 Annual Meeting. For information with respect to grants to our named executive officers during 2013 under the Plan, see the Grants of Plan-Based Awards table on page 41 and for information with respect to grants to our non-employee directors, see the Director Compensation table on page 58 above. The following table sets for the number of shares of our Common Stock underlying grants made in 2013 under the Plan, as adjusted for the 2013 Stock Split, to our named executive officers, all executive officers as a group, all non-executive officer employees as a group and our non-employee directors:

	Restricted Stock Unit	Performance Share
Group	and Stock Grants	Unit Grants
Named Executive Officers	33,500	67,000
Executive Officer Group	3,750	7,500
Non-Executive Officer Employee Group	10,883	92,141
Non-Employee Directors	6,000	—

     The last reported sale price of Aqua America Common Stock on March 10, 2014 was $24.68 per share.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table provides information for our equity compensation plans as of December 31, 2013. The amounts set forth have been adjusted for the 2013 Stock Split.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	2,178,868	$16.82	4,680,779
Equity compensation plans
not approved by
security holders	0	0	0
Total	2,178,868	$16.82	4,680,779

(PROPOSAL NO. 5)

SHAREHOLDER PROPOSAL

     NorthStar Asset Management, Inc. Funded Pension Plan (“NorthStar”), which claims to beneficially own shares of the Company’s Common Stock with a value of at least $2,000 for at least one year prior to November 18, 2013, the date it submitted the shareholder proposal, and Harrington Investments, Inc. (“Harrington”), which claims to beneficially own shares of the Company’s Common Stock with a value of at least $2,000 for at least one year prior to November 20, 2013, the date it submitted the shareholder proposal as co-filer with NorthStar, collectively submitted the following shareholder proposal. NorthStar and Harrington are collectively known as “Proponents”. The Proponents’ shareholder proposal and supporting statement are presented as they were submitted to the Company. The text of the shareholder proposal has not been endorsed or verified by the Company. Although we take issue with certain of the statements contained in the proposal and supporting statement, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree.

WHEREAS, Aqua America, utilizes natural water resources for our company’s livelihood, and water quality and quantity are vital for Aqua America’s success;

At the time of writing this resolution, the U.S. Drought Monitor reports that over 52% of the U.S. is in drought, while over 20% are in “severe” or “extreme” droughts;

It has been widely reported that Aqua America, after evicting 38 families from their homes, plans to build a 3 million gallon PER DAY water withdrawal site from the Susquehanna River to service natural gas drilling despite severe drought…at levels that haven’t been seen since 1910 and 1946. And since ‘fracking has been linked to cases of water contamination’, selling water for hydraulic fracturing raises serious corporate governance concerns pertaining to Aqua America’s commitment to ‘quality water’;

According to a study by the Pacific Institute, 75% of experts interviewed cited water volume needs of hydraulic fracturing among their highest concerns. Spills, leaks, and water quality were other commonly cited concerns;

On September 30, 2010, the UN Human Rights Council adopted a resolution affirming that access to water and sanitation are human rights. The United States joined the consensus in voting for this resolution;

The Company has already come under scrutiny of water rights nongovernmental organizations which indicate that the Company may have failed to adhere to the human right to water. According to a report1 by Food & Water Watch (FWW), the Company is criticized for allegedly:

  “Voraciously eating up small [public water utilities],” then raising the water rates and surcharges to such high rates that some residents can no longer afford to pay their bills,

  Doubling water rates for 110,000 residents in 15 Florida counties, dubbed by FWW as “unfair, discriminatory and downright unconstitutional,”

  Charging residents in Illinois for water they had not used – such as “270,000 gallons of water on a vacant lot,” or “water bill[s] vary[ing] the size of … waterline pipe from month to month,”

  Providing water to NC residents which contained carcinogens uranium and radium; uranium levels five times higher than allowed by the EPA.

Our company’s continued operation without strong human right and environmental policies pose serious risks to our reputation and share value if we are seen as responsible for or complicit in human rights violations, specifically the violation or erosion of the rights to sufficient, safe, acceptable, physically accessible and affordable water;

RESOLVED, the shareholders request the Board of Directors to create a comprehensive policy articulating our company’s respect for and commitment to the human right to water.

     SUPPORTING STATEMENT

Proponents believe the policy should elucidate Aqua America’s commitment to ensuring sustainable access to water resources, entitling everyone to sufficient, safe, acceptable, physically accessible and affordable water while operating our business.
____________________

1	“Aqua America: Strategies of a Water Profiteer,” Food & Water Watch, 2008.

OUR RESPONSE TO THE SHAREHOLDER PROPOSAL

     The Board of Directors has carefully considered the Proponents’ shareholder proposal and concluded that implementation of the shareholder proposal would not be in the best interests of the Company or its shareholders for the reasons more fully described below. Therefore, the Board of Directors recommends that you vote AGAINST the shareholder proposal. We believe that an overwhelming majority of our shareholders agree with us, based on the fact that 91% of the votes cast at the 2012 Annual Meeting and 90% of the votes cast at the 2013 Annual Meeting voted to reject very similar shareholder proposal submitted by NorthStar for those Annual Meetings.

     We believe that that the Proponents’ supporting statement contains biased and misleading statements that are inappropriate in the context of a shareholder proposal. For this reason, and those set forth below, the Company opposes the Proponents’ shareholder proposal as presented. First, we believe that the Company has effectively fulfilled the stated purpose and intent of the shareholder proposal through its publicly disclosed policy statements, which clearly present the Company’s positions with respect to the issues raised in the shareholder proposal. Although the Proponents may not agree, we believe that we have articulated a policy that reasonably balances the various rights, obligations and responsibilities we have as a regulated public utility company.

     The Company also believes that the issues included in the Proponents’ definition of water as a human right are almost entirely determined by the laws and regulations that govern how the Company’s public utilities and numerous water and wastewater facilities operate. It is our position that these laws and regulations, with which we are strongly committed to comply, create a fair regulatory environment for companies such as Aqua to serve their customers and communities that has been developed over decades and should not be over-ridden by a broad statement of policy adopted by the United Nations.

1. The Company Already Has Policies Addressing the Issues Raised in the Shareholder Proposal.

     The Proponents’ shareholder proposal requests that the Board of Directors create a comprehensive policy articulating our Company’s respect for and commitment to the human right to water. It is the Company’s position that, by its very nature as a public water utility, the Company operates under a comprehensive policy that respects and is committed to the public’s right to water. Additionally, the Company believes that its publicly available Mission Statement, Fact Sheet and Sustainability Report, all of which are available on the Company’s website, already address the underlying concerns of, and accomplish the essential objective of, the shareholder proposal.

     A. Mission Statement and Fact Sheet

     The Company’s Mission Statement (available at https://www.aquaamerica.com/about-aqua/overview.aspx) which has been approved by the Company’s Board of Directors, states, in part, that Aqua America is committed to “[p]roviding quality water and wastewater service, in a manner consistent with applicable standards for public health and environmental quality standards” and “[c]ontinuing its capital investment in system improvements, including the rehabilitation and replacement of key infrastructure and plants.” The Mission Statement also states that: “Aqua is equally responsible to its customers, employees, shareholders and communities, as each represents our success and potential growth. We earn public trust through integrity, tenacity and the diligence with which we reliably deliver services that are basic to the quality of life we enjoy in the United States – potable water and the disposal of wastewater.”

     Moreover, in the Company’s Fact Sheet (available at http://ir.aquaamerica.com/ (follow “Fact Sheet” hyperlink)), the Company states: “Water is undoubtedly our greatest natural resource. Water utilities are the only utility businesses charged with delivering a product that is ingested. The core business of our regulated subsidiaries is to treat this essential natural resource to a quality to meet required drinking water standards to sustain a healthy life and, after it is consumed, re-treat and deliver it to nature at a quality that can sustain a healthy environment.”

     The Company believes that these statements clearly show the Company’s respect for and commitment to a human right to water and address the Shareholder Proposal’s underlying concerns and its essential objective.

     B. Sustainability Report

     The Company also provides a comprehensive statement of its policies for providing quality water and wastewater service to the public in a sustainable manner through its Sustainability Report, which was prepared with the approval of the Company’s Board of Directors. A copy of the 2013 Sustainability Report is available at http://ir.aquaamerica.com/sustainability-report/HTML1/default.htm. In the Sustainability Report, the Company’s Chairman and Chief Executive Officer states:

Water is the foundation of all life and the ultimate sustainable resource. It is the most important and recycled natural resource on the planet. At Aqua America, Inc., water is our business and we are committed to its collection, treatment and delivery in ways that are both sustainable and beneficial for today’s society.

     In its Sustainability Report, the Company sets forth detailed information on its policies and initiatives that the Company believes address the concerns of the shareholder proposal. For example, the Sustainability Report highlights the following aspects of the Company’s commitment to a human right to water:

  the Company’s investment of nearly $1.8 billion in water and wastewater infrastructure between 2008 and 2012;

  programs to reduce unaccounted for water and detect and repair leaks in its distribution system to conserve water supply and preventing substantial water loss and avoiding more costly emergency repairs;

  programs, such as “Helping Hand” to assist low income customers who are struggling to pay their water bill;

  participation in a U.S. Environmental Protection Agency-sponsored program that brings together local water utilities, governments, product manufacturers, retailers and stakeholders who share a common interest to decrease water use and practice conservation;

  leadership in renovating older, less efficient water facilities with state-of-the-art technology;

  wastewater recycling and reuse activities;

  watershed protection activities;

  various awards for its environmental stewardship; and,

  recognition from Water for People for the Company’s support for the development of more efficient water systems in developing countries.

     In sum, the Company believes its Mission Statement, Fact Sheet, Sustainability Report and other policies and public statements regarding water described above already address the underlying concerns and accomplish the essential objective of the Proponents’ shareholder proposal.

2. The Issues Raised by the Shareholder Proposal Are Governed by Existing Laws and Regulation.

     In requesting creation of a “comprehensive policy” regarding the “human right to water,” the Proponents’ shareholder proposal articulates the Proponents’ position on the main elements of this right, namely the provision of “sufficient, safe, acceptable, physically accessible, and affordable water.” The Company believes that most, if not all, of these elements are almost entirely governed by regulations that the Company and other water and wastewater utilities must comply with on a daily basis and that dictate the quality, quantity, price and availability of water, the primary product that the Company, as a public water utility, provides to its customers. In fact, government regulatory bodies, not the Company, fix specific rules and standards governing the quality, quantity, price and availability of water.

     In presenting its position with respect to the elements of a human right to water, namely “sufficient, safe, acceptable, physically accessible and affordable water,” the Company believes that the Proponents’ shareholder proposal intervenes in management’s ongoing efforts to ensure the Company’s compliance with all of the aforementioned laws and regulations and with management’s decisions regarding production quality and quantity of water, which is closely intertwined with the Company’s compliance efforts.

     As our shareholders consider the Proponents’ shareholder proposal, we urge them to weigh whether the position taken by Aqua or by the Proponents is most likely to advance the interests of all the shareholders, both individually and collectively. The Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

(PROPOSAL NO. 6)

SHAREHOLDER PROPOSAL

     Central Laborers’ Pension Fund (“Fund”), which claims to beneficially own shares of the Company’s Common Stock with a value of at least $2,000 for at least one year prior to November 19, 2013, the date it submitted the shareholder proposal, submitted the shareholder proposal set forth below. The Fund’s shareholder proposal and supporting statement are presented as they were submitted to the Company. The text of the shareholder proposal has not been endorsed or verified by the Company.

RESOLVED: That the stockholders of Aqua America, Inc., (“Aqua America” or “the Company”) ask the board of directors to adopt a policy that, whenever possible, the board’s chairman should be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

     It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently Mr. Nicholas DeBenedictis is our Company’s Chairman of the Board, President and CEO. We believe this may not adequately protect shareholders.

     We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside director, even one with a robust set of duties, as not adequate to fulfill [sic] these functions.

     A number of respected institutions recommend such separation. CalPERS’ Corporate Core Principles and Guidelines state that “the independence of a majority of the Board is not enough”; “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.” In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members that recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: “Each corporation should give careful consideration to separating the offices the Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors.”

     We believe that the recent economic crisis demonstrates that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

     We, therefore, urge shareholders to vote FOR this proposal.

OUR RESPONSE TO THE SHAREHOLDER PROPOSAL

     The Board of Directors has carefully considered the proposal submitted by the Central Laborers’ Pension Fund. Both the Corporate Governance Committee and the Board have given consideration to, and will continue to weigh the merits of, requiring the Chairman of the Board to be someone other than the Chief Executive Officer or someone who has not previously served as an executive officer of the Company. The Board of Directors believes it is not in the best interests of the shareholders and would not enhance shareholder value to adopt an inflexible policy that the Chairman of the Board may not have served as one of our executive officers. For the reasons set forth below, the Board recommends that the shareholders vote AGAINST this shareholder proposal.

     The Board of Directors believes it is important that it should have the flexibility to select a Chairman of the Board who is the best person for the job using its judgment and based on circumstances and its experience, without any regard for whether that person is someone who is presently serving, or has previously served, as one of our executive officers. The Board believes that it is uniquely situated to decide the Company and Board’s own leadership structure based upon the business and leadership circumstances with which only the Board is familiar. To that end, neither the Company’s Bylaws nor its Corporate Governance Guidelines require that the position of Chairman of the Board and Chief Executive Officer be combined or separated. The Company’s Bylaws provide that the Board may elect a chairman from among the members of the Board. This provision gives the Board flexibility to select the individual the Board believes would be the best person for the position. An inflexible policy would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman or to recruit the best individual to serve as CEO. The Board believes that it is in the best interests of the Company and its shareholders not to implement a policy separating the offices of Chairman and CEO, but rather to make a determination regarding this issue as appropriate under the circumstances at the time.

     Further, the performance of the Company under the present Board leadership structure has been consistently strong. The Chairman of the Board position demands an individual with strong leadership skills and a comprehensive knowledge of our business. Nicholas DeBenedictis has been the Company’s Chairman and Chief Executive Officer for the last 22 years. During that time, the Company and its shareholders have experienced 14 straight years of net income growth, 23 dividend increases, and acquired nearly 300 water and wastewater systems. Mr. DeBenedictis is intimately involved in the day-to-day operations of the Company and is, therefore, in a position to elevate the most critical business issues for consideration by the independent directors of the Board. It is the Board’s determination that Mr. DeBenedictis is exactly the individual to continue to lead the Company as its Chairman of the Board under the circumstances at this time.

     The Board leadership structure already provides the independent leadership and oversight of management. With the exception of Mr. DeBenedictis, the entire Board is independent. In addition, the Bylaws and Corporate Governance Guidelines require the Board to designate one of the independent directors as the lead independent director, and establish the duties and responsibilities of the lead independent director, as set forth on page 16. We believe these duties and responsibilities are consistent with the guidelines established by proxy advisory firms for the role of a lead independent director and serve to satisfy the need for independent leadership where appropriate. Additional policies and procedures that are already in place to help ensure the Board’s effective oversight of the Company and the CEO include: the fact that all the other directors, other than the CEO, are independent under the NYSE rules; the three key Committees (Audit, Corporate Governance and Executive Compensation) are all comprised solely of and led by independent directors; Committee Chairs approve Committee meeting agendas; the Executive Compensation Committee and the Board, with the CEO abstaining, review the CEO’s performance and determine the CEO’s compensation; the directors have complete access to all members of senior management; the independent directors oversee such critical matters as the selection and evaluation of directors; and the Committees of the Board have the authority to retain independent legal, financial and other advisors as they deem appropriate.

     The Board believes that, at the present time, the Company and its shareholders are best served by the Board’s current leadership structure. The Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2013 and 2013 Annual Report to Shareholders. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website, www.aquaamerica.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a “10% Shareholder”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms received by it during 2013, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

CHRISTOPHER P. LUNING
Secretary

March 27, 2014

APPENDIX A

Utility Companies Included in the Utility Industry Database used by the Executive Compensation Committee’s compensation consultant

1.	AES	31.	NV Energy
2.	Allete	32.	NW Natural
3.	Alliant Energy	33.	NorthWestern Energy
4.	Ameren	34.	Northeast Utilities
5.	American Electric Power	35.	OGE Energy
6.	Atmos Energy	36.	PNM Resources
7.	Avista	37.	PPL
8.	Black Hills	38.	Pacific Gas & Electric
9.	CMS Energy	39.	Pepco Holdings
10.	CenterPoint Energy	40.	Pinnacle West Capital
11.	CH Energy Group	41.	Portland General Electric
12.	Consolidated Edison	42.	Progress Energy
13.	Dominion Resources	43.	Public Service Enterprise Group
14.	DTE Energy	44.	Puget Energy
15.	Duke Energy	45.	SCANA
16.	Edison International	46.	Sempra Energy
17.	El Paso Electric	47.	Southern Company Services
18.	Energen	48.	South Jersey Gas
19.	Energy Future Holdings	49.	TECO Energy
20.	Entergy	50.	UGI
21.	EQT Corporation	51.	UIL Holdings
22.	Exelon	52.	Unisource Energy
23.	FirstEnergy	53.	Unitil
24.	Idaho Power	54.	Vectren
25.	Integrys Energy Group	55.	Westar Energy
26.	MDU Resources	56.	Wisconsin Energy
27.	MGE Energy	57.	Xcel Energy
28.	MidAmerican Holdings
29.	Next Era Energy	Total: 57
30.	NSTAR

APPENDIX B

AQUA AMERICA, INC.

2009 OMNIBUS EQUITY COMPENSATION PLAN

As Amended as of February 27, 2014

AQUA AMERICA, INC.

2009 OMNIBUS EQUITY COMPENSATION PLAN

     The purpose of the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Aqua America, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute to the success of the Company, align the economic interests of the participants with those of the shareholders, and provide a means through which the Company can attract and retain officers, other key employees, non-employee directors and key consultants of significant talent and abilities for the benefit of our shareholders and customers. The Plan became effective as of May 8, 2009, subject to approval by the shareholders of the Company, and was amended as of February 25, 2011. The Plan was further amended as of September 1, 2013 to reflect the 25% stock split, effective as of September 1, 2013 (the “2013 Stock Split”), and is hereby amended and restated as of February 27, 2014. Unless otherwise provided in the Plan, changes made pursuant to this amendment and restatement shall apply to awards granted on or after February 27, 2014.

     Section 1. Definitions

     The following terms shall have the meanings set forth below for purposes of the Plan:

          (a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (b) A Person shall be deemed a “Beneficial Owner” of any securities:

               (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

               (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (c) “Board” shall mean the Board of Directors of the Company.

          (d) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

          (e) “Change in Control” shall be deemed to have occurred if:

               (i) any Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding;

               (ii) during any twenty-four month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

               (iii) there occurs a sale of 50% or more of the aggregate assets or earning power of the Company and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Company is merged into or is merged with an unrelated entity such that following the merger, the shareholders of the Company no longer own more than 50% of the resultant entity.

Notwithstanding anything in this subsection (e) to the contrary, a Change in Control shall not be deemed to have taken place under clause (e)(i) above if (A) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding as a result, in the determination of a majority of those members of the Board in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Company Stock so that it no longer owns 20% or more of the Company Stock then outstanding, or (B) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock outstanding as a result of an acquisition of Company Stock by the Company which, by reducing the number of shares of Company Stock outstanding, increases the proportionate number of shares of Company Stock beneficially owned by such Person to 20% or more of the shares of Company Stock then outstanding; provided, however that if a Person shall become the Beneficial Owner of 20% or more of the shares of Company Stock then outstanding by reason of Company Stock purchased by the Company and shall, after such share purchases by the Company become the Beneficial Owner of any additional shares of Company Stock, then the exemption set forth in this clause shall be inapplicable.

          (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (g) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.

          (h) “Company” shall mean Aqua America, Inc. and shall include its successors.

          (i) “Company Stock” shall mean common stock of the Company.

          (j) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.

          (k) “Dividend” shall mean a dividend paid on shares of Company Stock. If interest is credited on accumulated dividends, the term “Dividend” shall include the accrued interest.

          (l) “Dividend Equivalent” shall mean a dividend payable on a hypothetical share of Company Stock.

          (m) “Dividend Equivalent Amount” shall mean an amount determined by multiplying the number of Dividend Equivalents subject to a Grant by the per-share cash Dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any Dividend paid by the Company on its outstanding Company Stock in consideration other than cash, with respect to each record date for the payment of a dividend during the Accumulation Period described in Section 11(a)(i). If interest is credited on accumulated Dividend Equivalents, the term “Dividend Equivalent Amount” shall include the accrued interest.

          (n) “Early Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that the Grantee becomes eligible for early retirement pursuant to the terms of the Pension Plan; provided, however, that if a Grantee is not an active participant in the Pension Plan immediately prior to terminating employment, “Early Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that a Grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service as would be determined for vesting purposes under the Pension Plan.

          (o) “Employee” shall mean an employee of the Company or a subsidiary of the Company.

          (p) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board).

          (q) “Employer” shall mean the Company and each of its subsidiaries.

          (r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (s) “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (t) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

          (u) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

          (v) “Grant Instrument” shall mean the agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (w) “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.

          (x) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.

          (y) “Key Advisor” shall mean a consultant or advisor of an Employer.

          (z) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

          (aa) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.

          (bb) “Normal Retirement” shall mean, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment on or after the date a Grantee first satisfies the conditions for normal retirement benefits under the terms of the Pension Plan, whether or not the Grantee is covered by the Pension Plan.

          (cc) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          (dd) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.

          (ee) “Pension Plan” shall mean the Retirement Income Plan for Aqua America, Inc. and Subsidiaries, as in effect from time to time.

          (ff) “Person” shall mean any individual, firm, corporation, partnership or other entity except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

          (gg) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.

          (hh) “Stock Award” shall mean an award of Company Stock, with or without restrictions.

          (ii) “Stock Unit” shall mean an award of a phantom unit that represents a hypothetical share of Company Stock.

     Section 2. Administration

          (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

          (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.

          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     Section 3. Grants

     Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

     Section 4. Shares Subject to the Plan

          (a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan, as adjusted for the 2013 Stock Split, is 6,250,000 shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such

Grants shall again be available for purposes of the Plan. For the avoidance of doubt, if shares of Company Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.

          (b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan, as adjusted for the 2013 Stock Split, is 3,125,000 shares subject to adjustment as described in subsection (d) below.

          (c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. During any calendar year, no individual may be granted: (i) Options and SARs under the Plan for more than 500,000 shares of Company Stock in the aggregate or (ii) Stock Awards, Stock Units or Other Stock-Based Awards under the Plan for more than 500,000 shares of Company Stock in the aggregate. The foregoing limits of this subsection (c) have been adjusted for the 2013 Stock Split and shall apply without regard to whether the Grants are to be paid in Company Stock or cash and shall be subject to adjustment as described in subsection (d) below. All cash payments with respect to Grants (other than with respect to Dividend Equivalents or Dividends) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. An individual may not accrue Dividend Equivalents and Dividends on performance-based Grants described in Section 12 during any calendar year in excess of $600,000.

          (d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In connection with adjustments described in this Section 4(d), in order to eliminate fractional shares, the number of shares of Company Stock subject to outstanding Grants may be rounded up or down, as determined by the Committee, in its sole discretion, subject to compliance with sections 162(m), 424 and 409A of the Code, as applicable, and the applicable limitations on shares of Company Stock under the Plan. In the event of a Change in Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

     Section 5. Eligibility for Participation

          (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

          (b) Selection of Grantees. The Committee shall select the Employees, Key Advisors and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

     Section 6. Options

     The Committee may grant Options to an Employee, Key Advisor or Non-Employee Director upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

          (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Key Advisors and Non-Employee Directors.

          (b) Type of Option and Price.

               (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

               (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

          (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

          (d) Exercisability of Options.

               (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

               (ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during the same period as would be required to vest in the underlying Option, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (f) Termination of Employment.

               (i) Except as otherwise provided by the Committee, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.

               (ii) The Committee may specify in the Grant Instrument such terms as the Committee deems appropriate with respect to the exercise of Options after termination of employment or service. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

          (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Company depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

          (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.

          (i) Restrictive Covenants Agreement. All unexercised Options following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

     Section 7. Stock Awards

     The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time, at a particular date or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 14(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any Dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee; provided that any dividends with respect to performance-based Stock Awards shall be withheld and shall be payable only if and to the extent that the restrictions on the underlying Stock Awards lapse, as determined by the Committee.

          (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

          (g) Restrictive Covenants Agreement. All Stock Awards with respect to which the applicable restrictions have not lapsed following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the Restriction Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

     Section 8. Stock Units

     The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

          (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

          (e) Restrictive Covenants Agreement. All Stock Units with respect to which the applicable restrictions have not lapsed or which have not yet been paid following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the period of time during which the Stock Units remain subject to restrictions, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

     Section 9. Stock Appreciation Rights

     The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:

          (a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service determined by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

          (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

          (f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

          (g) Restrictive Covenants Agreement. All unexercised SARs following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

     Section 10. Other Stock-Based Awards

     The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

     Section 11. Dividend Equivalents

     The Committee may grant Dividend Equivalents alone or in connection with Stock Units or Other Stock-Based Awards to an Employee, Key Advisor or Non-Employee Director. The Committee may grant Dividend Equivalents on the terms described in subsections (a) through (e) below or on such other terms and conditions as the Committee deems appropriate; provided that any Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards shall be withheld and shall be payable only if and to the extent that the restrictions on the related Stock Units or Other Stock-Based Awards lapse, as determined by the Committee. Except as otherwise provided in the Grant Instrument, the following provisions may be applicable to Dividend Equivalents:

          (a) Amount of Dividend Equivalent Credited. The Company shall credit to an account for each Grantee maintained by the Company in its books and records on each record date the Dividend Equivalent Amount for each Grantee attributable to each record date, from the date of grant until the earliest of the date of:

               (i) the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),

               (ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for any reason, or as otherwise determined by the Committee, or

               (iii) the end of a period of four years from the date of grant.

The Company shall maintain in its books and records separate accounts which identify the Dividend Equivalent Amounts for each Grantee, reduced by all amounts paid pursuant to subsection (b) below. No interest shall be credited to any such account. The amount of Dividend Equivalents credited pursuant to this subsection (a) shall be deemed a separate payment for purposes of section 409A of the Code.

          (b) Payment of Credited Dividend Equivalents. Except with respect to Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards, any Dividend Equivalent Amounts accrued in an account between the date of grant to March 1 of the following year shall be distributed to the Grantee no later than March 15 of the year following the date of grant, subject to subsection (c) below, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the Grantee no later than March 15 of such following year, subject to subsection (c) below. Notwithstanding the foregoing, except as otherwise determined by the Committee, if a Change in Control occurs while the Grantee is employed by, or providing service to, the Employer, any Dividend Equivalent Amounts or portion thereof, which have not, prior to such date, been paid to the Grantee or forfeited shall be paid to the Grantee within sixty (60) days following the consummation of the Change in Control, subject to compliance with section 409A of the Code.

          (c) Forfeiture of Dividend Equivalents. Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (b) above shall be forfeited by the Grantee if the Grantee is not employed by, or providing service to, the Employer on March 1 of such accrual period. Dividend Equivalent Amounts payable pursuant to Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards shall be distributed to the Grantee at the time the underlying Stock Units or Other Stock-Based Awards are paid, to the extent that such Grants become payable.

          (d) Form of Payment. All Dividend Equivalent Amounts shall be paid solely in cash.

          (e) Restrictive Covenants Agreement. All unpaid Dividend Equivalent Amounts following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the applicable Accumulation Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer, except as otherwise provided in the Grant Instrument.

     Section 12. Qualified Performance-Based Compensation

     The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

          (a) Performance Goals.

               (i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

               (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: total return to shareholders; dividends; earnings per share; customer growth; cost reduction goals; the achievement of specified operational goals, including water quality and the reliability of water supply; measures of customer satisfaction; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; revenue targets; return on assets, capital or investment; cash flow; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; and any combination of, or a specified increase in, any of the foregoing.

          (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable.

          (d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

     Section 13. Withholding of Taxes

          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

          (b) Election to Withhold Shares. The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in Company Stock shall be satisfied by having shares of Company Stock withheld, at the time such Grants become taxable, up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, or the Committee may allow Grantees to elect to have such share withholding applied to particular Grants. The election must be in a form and manner prescribed by the Company and may be subject to the prior approval of the Company.

     Section 14. Transferability of Grants

          (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

          (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     Section 15. Consequences of a Change in Control

          (a) Treatment of Outstanding Grants. In the event of a Change in Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: (i) accelerate the vesting of outstanding Options and SARs upon a specified termination of employment or service or upon the Change in Control; (ii) provide for the lapse of the restrictions and conditions on outstanding Stock Awards upon a specified termination of employment or service or upon the Change in Control; (iii) accelerate the vesting of Stock Units, Other Stock-Based Awards and unpaid Dividend Equivalent Amounts and provide that such Grants shall be paid at their target values, or in such greater amounts as the Committee may determine upon a specified termination of employment or service or upon the Change in Control; (iv) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Any surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price of an Option or base amount of a SAR, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender or termination of the Option or SAR.

          (b) Committee. The Committee making the determinations under this Section 15 following a Change in Control must be comprised of the same members as those on the Committee immediately before the Change in Control.

     Section 16. Requirements for Issuance or Transfer of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Company deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     Section 17. Amendment and Termination of the Plan

          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

          (b) No Repricing Without Shareholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Company Stock or other securities, or similar transaction), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price or base price (as applicable) of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the then current Company Stock price in exchange for cash or other securities. In addition, the Plan may not be amended to permit the actions in (i), (ii) or (iii), unless the Company obtains shareholder approval.

          (c) Shareholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.

          (d) Termination of Plan. The Plan shall terminate on May 7, 2019, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(g) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(g) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (f) Effective Date of the Plan Restatement. The 2014 restatement of the Plan shall be effective as of February 27, 2014; provided that the changes set forth in Section 4(c) with respect to individual limits shall only be effective if the shareholders approve such changes at the Company’s 2014 annual meeting of shareholders.

     Section 18. Miscellaneous

          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock award grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.

          (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

          (d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

          (e) Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated. Notwithstanding the foregoing, as set forth in Section 4(d) above, in connection with any such adjustment described, the number of shares of Company Stock subject to any Grants made under the Plan may be rounded up or down, as determined by the Committee, in its sole discretion, subject to compliance with sections 162(m), 424 and 409A of the Code, as applicable, and the applicable limitations on shares of Company Stock under the Plan.

          (f) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

          (g) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

          (h) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (i) Company Policies. All Grants made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

          (j) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

AQUA AMERICA, INC. 762 WEST LANCASTER AVENUE BRYN MAWR, PA 19010
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M66942-P46261	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AQUA AMERICA, INC.				For	Withhold	For All
				All	All	Except
The Board of Directors recommends that you vote FOR ALL of the following nominees for director:

1.	Election of Directors			☐	☐	☐
	Nominees:
	01)	Nicholas DeBenedictis	05)	William P. Hankowsky
	02)	Michael L. Browne	06)	Wendell F. Holland
	03)	Richard H. Glanton	07)	Ellen T. Ruff
	04)	Lon R. Greenberg	08)	Andrew J. Sordoni III
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote AGAINST the following proposals:	For	Against	Abstain

5.
To consider and take action on a shareholder proposal requesting that the Board of Directors create a comprehensive policy articulating the Company's respect for and commitment to the human right to water, if properly presented at the meeting.
	☐	☐	☐

6.
To consider and take action on a shareholder proposal requesting that the Board of Directors create a policy in which the Board's Chairman is an independent director who has not previously served as an executive officer of the Company, if properly presented at the meeting.
	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To consider and take action on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2014 fiscal year.	☐	☐	☐

3.	To consider and take an advisory vote to approve the Company's executive compensation as disclosed in the Proxy Statement.	☐	☐	☐

4.	To consider and take action on the approval of the Amended Aqua America, Inc. 2009 Omnibus Compensation Plan.	☐	☐	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. JOINT OWNERS SHOULD EACH SIGN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

This is your admission ticket to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 7, 2014 at 8:30 a.m., Eastern Daylight Time, at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. Please present this original ticket for admission at the registration table.

DIRECTIONS TO DREXELBROOK BANQUET FACILITY & CORPORATE EVENTS CENTER

From Schuylkill Expressway (I-76): Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Jog left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

From I-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (A gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://ir.aquaamerica.com.

M66943-P46261

PROXY
AQUA AMERICA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AQUA AMERICA, INC.

Proxy for Annual Meeting of Shareholders, May 7, 2014

The undersigned hereby appoints Christopher P. Luning, David P. Smeltzer and Robert A. Rubin, or a majority of them or any one of them acting singly in absence of the others, with full power of substiution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 8:30 a.m., Eastern Daylight Time on Wednesday, May 7, 2014, and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment and Direct Stock Purchase Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR ALL the nominees listed in Proposal No. 1 on the reverse side, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2014 fiscal year in Proposal No. 2, FOR approval of the Company's executive compensation programs as set forth in Proposal No. 3, FOR the approval of the Amended Aqua America, Inc. 2009 Omnibus Compensation Plan in Proposal No. 4, AGAINST the shareholder proposal requesting that the Board create a comprehensive policy articulating the Company's respect for and commitment to the human right to water in Proposal No. 5, AGAINST the shareholder proposal requesting that the Board of Directors create a policy in which the Board’s Chairman is an independent director who has not previously served as an executive officer of the Company in Proposal No. 6, and in accordance with the proxies' discretion upon other matters properly coming before the meeting and any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

Continued and to be signed on reverse side